UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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GRAHAM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION AND APPROVAL OF THE GRAHAM CORPORATION EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL THREE: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS
ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
OTHER MATTERS
APPENDIX A

GRAHAM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 29, 2010

The 2010 annual meeting of stockholders of Graham Corporation will be held on July 29, 2010, at 11:00 a.m., Eastern Time, at the Hampton Inn, 4360 Commerce Drive, Batavia, New York 14020, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect as Directors the two nominees named in the attached proxy statement;

•	to ratify and approve the Graham Corporation Employee Stock Purchase Plan;

•	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011; and

•	to transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

The Board of Directors has fixed the close of business on June 7, 2010 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting as well as at any adjournments of the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Executive Officer

Dated: June 14, 2010

IF YOU OWN SHARES THROUGH A BROKER, WE ENCOURAGE YOU TO FOLLOW THE INSTRUCTIONS PROVIDED BY YOUR BROKER REGARDING HOW TO VOTE. A RECENT CHANGE IN THE RULES THAT GOVERN HOW BROKERS VOTE YOUR SHARES PREVENTS YOUR BROKER FROM VOTING YOUR SHARES FOR DIRECTOR NOMINEES UNLESS YOU PROVIDE YOUR BROKER WITH VOTING INSTRUCTIONS.

GRAHAM CORPORATION

PROXY STATEMENT

We are furnishing this proxy statement to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at the annual meeting of stockholders for our fiscal year ended March 31, 2010, which we refer to as fiscal year 2010, as well as for use at any adjournment of the annual meeting.

Date and Location of Annual Meeting

The annual meeting will be held on July 29, 2010, at 11:00 a.m., Eastern Time, at the Hampton Inn, 4360 Commerce Drive, Batavia, New York 14020.

Record Date and Shares Outstanding

Owners of record of shares of our common stock having a par value of $0.10, which we refer to as common stock, at the close of business on June 7, 2010, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of the record date, there were 9,880,645 shares of our common stock issued and outstanding.

Mail Date

This proxy statement and the accompanying form of proxy are being first mailed to our stockholders on or about June 14, 2010.

Proxy Cards and Voting

Each owner of record of our common stock on June 7, 2010 is entitled to one vote for each share of common stock so held.

If we receive the enclosed proxy, properly executed and dated, in time to be voted at the annual meeting, the shares represented by the proxy will be voted in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:

•	FOR each of the nominees for election as Director;

•	FOR the ratification and approval of the Graham Corporation Employee Stock Purchase Plan; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011.

The shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.

Please note, if your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares, and (2) that the broker, bank or other nominee is not voting the shares at the annual meeting.

Quorum

A quorum is required for our stockholders to conduct business at the annual meeting. Pursuant to our by-laws, the holders of record of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting will constitute a quorum.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required

One	Election of two Directors	Plurality of the shares entitled to vote
Two	Ratification and approval of the Graham Corporation Employee Stock Purchase Plan	Majority of the votes eligible to be cast
Three	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011	Majority of the votes eligible to be cast(1)

(1)	The selection of Deloitte & Touche LLP is being presented to our stockholders for ratification. The Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Effect of Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the annual meeting are considered to be present for the purpose of determining whether a quorum exists and are entitled to vote on all proposals properly brought before the annual meeting.

Abstentions will have no effect on the election of directors; however, abstentions will have the effect of voting against the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011 and the proposal to ratify and approve the Graham Corporation Employee Stock Purchase Plan. Abstentions will have the effect of voting against these proposals because abstentions are deemed to be present and entitled to vote, but do not count toward the affirmative vote required to approve such proposal.

Effect of Broker Non-Votes

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients (who are the beneficial owners of such shares), brokers have the discretion to vote such shares on routine matters, such as the ratification of the selection of independent registered public accounting firms, but not on non-routine matters. Non-routine matters now include director elections, even if such elections are uncontested. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a non-routine proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters.

Because the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011 is a routine matter, broker non-votes will not affect its outcome. However, if you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Likewise, if you do not instruct your bank or broker how to vote on the proposal to ratify and approve the Graham Corporation Employee Stock Purchase Plan, no votes will be cast on your behalf.

Revocability of Proxies

Your presence at the annual meeting will not automatically revoke your proxy. However, you can revoke your proxy at any time before it is voted at the annual meeting by:

•	delivering a written notice of revocation to our Corporate Secretary;

•	delivering a duly executed proxy bearing a later date to our Corporate Secretary; or

•	attending the annual meeting, filing a written notice of revocation with our Corporate Secretary and voting in person.

Notices of revocation and revised proxies should be sent to our Corporate Secretary at the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Solicitation of Proxies

This proxy solicitation is made by the Board of Directors on our behalf, and we will bear the cost of soliciting proxies. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies personally or by telephone or other telecommunication. We will not compensate our Directors, officers or employees for making proxy solicitations on our behalf. We will provide persons holding shares in their name or in the names of nominees, which in either case are beneficially owned by others, proxy materials for delivery to those beneficial owners and will reimburse the record owners for their expenses in doing so.

Principal Executive Offices

Our principal executive offices are located at 20 Florence Avenue, Batavia, New York 14020. Our telephone number is 585-343-2216.

Annual Report to Stockholders and Annual Report on Form 10-K

We have enclosed our 2010 annual report to stockholders with this proxy statement. Our annual report on Form 10-K for the fiscal year ended March 31, 2010, as filed with the Securities and Exchange Commission, is included in the 2010 annual report. The 2010 annual report includes our audited financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our annual report on Form 10-K by:

•	accessing our website at www.graham-mfg.com;

•	writing to us at: Graham Corporation, Attention: Annual Report Request, 20 Florence Avenue, Batavia New York 14020; or

•	telephoning us at 585-343-2216.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 29, 2010

As required by the rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our 2010 annual report to stockholders available on the Internet.

The proxy statement and annual report to stockholders are available at www.graham-mfg.com/proxy.

For directions on how to attend the annual meeting and vote in person, please review “Proxy Cards and Voting” and “Revocability of Proxies” on pages 1 and 3, respectively.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Our by-laws provide for a classified Board of Directors consisting of three classes of Directors, with each class serving a staggered three-year term. As a result, only a portion of our Board of Directors is elected each year.

The term of two of our seven Directors, Jerald D. Bidlack and James J. Malvaso will expire at the 2010 annual meeting. The Nominating and Corporate Governance Committee of the Board of Directors has nominated Mr. Bidlack and Mr. Malvaso for re-election as Directors. If re-elected, each of Mr. Bidlack and Mr. Malvaso will hold office for a three-year term expiring in 2013 or until his successor is duly elected and qualified. If each of Mr. Bidlack and Mr. Malvaso are elected as Directors at the annual meeting, then the Board of Directors will consist of seven members.

Our Board of Directors unanimously recommends a vote FOR the election of Mr. Bidlack and Mr. Malvaso as Directors for a three-year term expiring in 2013. If you indicate when voting that you wish to vote in accordance with the recommendations of the Board of Directors, proxies will be voted FOR the election of each of the two Director nominees.

Our Board of Directors does not contemplate that either of the nominees will be unable to serve as a Director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee(s) as they, in their discretion, determine.

Our by-laws require mandatory retirement at age 75 for Directors who become members of the Board of Directors for the first time after October 30, 2002. No retirements pursuant to this provision occurred during fiscal year 2010.

Beginning with our 2010 annual meeting, the Securities and Exchange Commission’s rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led our Board of Directors to conclude that each Director or nominee for Director should serve on our Board of Directors. We have provided this discussion in a separate paragraph immediately below the biographical information provided by each Director in the following section.

Nominees Proposed for Election as Directors
for a Three-Year Term Expiring in 2013

Name and Background	Director Since

Jerald D. Bidlack, age 74, has served as President of Griffin Automation, Inc., a manufacturer of special automation machinery and systems located in West Seneca, New York, since 1992. Mr. Bidlack has served as the Chairman of our Board of Directors since 1998.	1985

    Mr. Bidlack is an experienced business leader and licensed professional engineer with the skills necessary to be the Chairman of our Board. As one of our Directors for more than 25 years and as our non-executive Chairman of the Board since 1998, he has gained a deep understanding of our company and our markets. Mr. Bidlack also provides our Board with critical insight, innovation and guidance based on his substantial engineering and financial background, and his experience in leading, managing and growing complex multi-national businesses for over 40 years.

James J. Malvaso, age 60, was appointed President and Chief Executive Officer of Toyota Material Handling North America, a distributor of Toyota material handling equipment, effective April 1, 2010, and has been appointed a Managing Officer of Toyota Industries Corporation. Prior to that and since 1997, Mr. Malvaso served as the Chairman, President and Chief Executive Officer of The Raymond Corporation, the North American market leader in electric warehouse trucks, located in Greene, New York. Previously, from 1993 to 1996, Mr. Malvaso served as Chief Operating Officer and Vice President-Operations of The Raymond Corporation. Mr. Malvaso is a former president of the Industrial Truck Association and a current member of its Executive Committee and Board of Directors. Mr. Malvaso also serves as a Trustee of LeMoyne College, located in Syracuse, New York.
2003

    Mr. Malvaso has proven business acumen, having successfully served as the chief executive officer of large, complex businesses with global operations. His experience with a major industrial equipment company is particularly helpful to our Board of Directors in understanding the challenges of global manufacturing, distribution and sales as it relates to the business and strategy of our company.

Directors Whose Terms Do Not Expire
at the 2010 Annual Meeting

Name and Background	Director Since	Term Expires

Helen H. Berkeley, age 80, is a private investor.	1998	2013

    As a long-term private investor in our company, Ms. Berkeley brings a unique perspective to our Board of Directors. During her more than 10-year tenure on our Board of Directors, Ms. Berkeley has acquired a deep understanding of our company and our markets.

Alan Fortier, age 53, has served as President of Fortier & Associates, Inc., a strategy and profit improvement consulting firm located in Fort Lee, New Jersey focused on petrochemicals and capital goods companies, since 1988. Mr. Fortier received his B.S. in Chemical Engineering from Cooper Union and his MBA from Harvard Business School.	2008	2013

    Mr. Fortier brings to our Board of Directors more than 25 years of industrial experience as a strategy consultant, educator and manager. Our Board of Directors benefits from his extensive consulting experience in our markets and his extensive experience advising boards and top executives of global capital goods businesses on business strategy, management control, and succession planning.

James R. Lines, age 49, became our President and Chief Executive Officer in January 2008. Prior to that, Mr. Lines served as our President and Chief Operating Officer since June 2006. Mr. Lines has served us in various capacities since 1984. Mr. Lines has also previously held the positions of Vice President and General Manager, Vice President of Engineering, and Vice President of Sales and Marketing. Prior to joining our management team, he served us as an application engineer and sales engineer as well as a product supervisor. Mr. Lines holds a B.S. in Aerospace Engineering from the State University of New York at Buffalo.
	2006	2013

    As our President and Chief Executive Officer, and as a result of his day-to-day leadership of the business, Mr. Lines provides our Board of Directors with valuable insight regarding the operations of our company and our management team and he performs a critical role in Board discussions regarding strategic planning and development. Our Board of Directors also benefits from his historical knowledge of our company and his broad and in-depth understanding of our markets and customers. Mr. Lines has served our company in various executive capacities for more than 17 years, and has more than 26 years of total experience interacting with our customers, engineering contractors, competitors and similar companies serving the energy markets.

Gerard T. Mazurkiewicz, age 63, has been a Tax Partner with Dopkins & Company, LLP, a regional accounting firm located in Buffalo, New York, since 2004. Prior to his tenure at Dopkins & Company, Mr. Mazurkiewicz spent more than 32 years with KPMG, LLP, and was the Partner in Charge of KPMG’s upstate New York/Albany tax practice prior to his retirement in 2002. Mr. Mazurkiewicz also serves as a Director of Trebor, Inc., a privately held distributor of tissue, pulp, paper and container board and as a Director of Robert James Sales, Inc., a privately held distributor of corrosion resistant piping products. Mr. Mazurkiewicz previously served as a Director of Great Lakes Bancorp, Inc. until its merger with First Niagara Bank in 2008. Mr. Mazurkiewicz received his B.S. in Business Administration from the State University of New York at Buffalo School of Management, where he currently serves on the Dean’s Advisory Council. He is a member of the American Institute of Certified Public Accountants and the Buffalo Chapter of the New York State Society of Certified Public Accountants.
	2007	2011

    Mr. Mazurkiewicz is well qualified to serve as a member of our Board of Directors. He is the Board’s audit committee financial expert whose significant accounting and financial background, as well as his substantial leadership experience, position him well to understand and provide value related to finance, management, operations, and risk.

Name and Background	Director Since	Term Expires

Cornelius S. Van Rees, age 81, was a partner in the New York City law firm of Thacher Proffitt & Wood until his retirement in 1994. Mr. Van Rees received his law degree in 1954 from Columbia University. Mr. Van Rees also serves as our Corporate Secretary but receives no compensation for his services in such capacity.	1969	2011

    During his more than 40-year tenure on our Board of Directors, Mr. Van Rees has acquired a depth of experience regarding our company, our industry and our markets. Our Board benefits greatly from Mr. Van Rees’s many years of experience as a partner in a large, national Wall Street law firm. His legal experience in mergers and acquisitions and major financial transactions, as well as his focus on corporate responsibility and his commitment to Board service is particularly useful in his role as the Chairman of our Nominating and Corporate Governance Committee.

PROPOSAL TWO:
RATIFICATION AND APPROVAL OF THE
GRAHAM CORPORATION EMPLOYEE STOCK PURCHASE PLAN

On March 11, 2010, our Board of Directors adopted the Graham Corporation Employee Stock Purchase Plan, which we refer to as the ESPP, and recommended that it be submitted to the stockholders for approval at the annual meeting. If approved, the ESPP will be effective as of July 29, 2010, or as soon as administratively practicable thereafter, and is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

The following is a summary of the material features of the ESPP. This summary is qualified in its entirety by reference to the complete text of the ESPP, which is attached as Appendix A. Our stockholders are urged to read the actual text of the ESPP in its entirety.

Purpose

The ESPP is intended to: (1) provide present and future employees of our company and any future U.S. subsidiaries at all levels with an opportunity to purchase shares of our common stock at a discount through payroll deductions; (2) provide to such employees the benefit of the incentive created by stock ownership; (3) better align the interests of such employees with those of our stockholders for our continued growth and success; and (4) enhance our ability to attract, retain and motivate our employees.

Eligible Employees

All of our U.S.-based employees are eligible to participate in the ESPP, except any employee who owns five percent or more of our common stock. Accordingly, as of May 31, 2010, approximately 235 of our employees were eligible to participate in the ESPP.

Purchase of Shares

Eligible employees of ours may participate by enrolling in the ESPP and authorizing specified payroll deductions up to a maximum dollar amount of regular earnings (including bonuses) specified by the Compensation Committee of our Board of Directors. Participating employees will purchase shares of our common stock on the last day of a six-month offering period at a purchase price equal to the lesser of 85 percent of the fair market value of the common stock on either the first day of the six-month offering period or the last day of the offering period. No participating employee may purchase shares of our common stock under the ESPP in excess of $25,000 of fair market value in any one calendar year.

Shares Available

A total of 200,000 shares of our common stock may be purchased under the ESPP. Shares subject to the ESPP may either be authorized but unissued shares or shares that were once issued and subsequently reacquired by us. In the event of a stock dividend, merger, consolidation, recapitalization, stock split or similar event, the aggregate number and kind of shares available for purchase under the ESPP will be appropriately adjusted.

Administration and Amendment

The ESPP will be administered by the Compensation Committee of our Board of Directors unless the Board appoints another committee to administer the ESPP. Each member of the administering committee shall be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

Our Board of Directors may amend the ESPP at any time, provided that stockholder approval will be required for amendments that materially: (1) increase the benefits accruing to participating employees; (2) increase (other than through an antidilution adjustment) the number of shares of common stock that may be issued under the ESPP; or (3) modify the requirements as to eligibility for participation in the ESPP. Our Board of Directors may also terminate the ESPP at any time.

Securities Act Registration

We intend to register the shares of common stock purchasable under the ESPP with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-8 as soon as practicable, subject to the stockholders’ approval of the ESPP at the annual meeting.

New Plan Benefits

Subject to the eligibility requirements described above, all of our employees are eligible to participate in the ESPP. Whether to participate in the ESPP and the amount of each participating employee’s payroll deduction is within the discretion of each individual employee. As such, awards under the ESPP for the current fiscal year are not determinable.

Federal Income Tax Consequences

THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES TO US AND TO PARTICIPATING U.S. TAXPAYER EMPLOYEES OF THE EXERCISE OF SHARES OF COMMON STOCK UNDER THE ESPP. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF OTHER TRANSACTIONS UNDER THE ESPP. TAX CONSEQUENCES FOR ANY PARTICULAR EMPLOYEE MAY BE DIFFERENT.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Under a qualifying plan, no taxable income will be reportable by a participating employee and we will not be allowed any deductions by reason of the grant or exercise of the purchase rights issued thereunder. A participating employee will, however, recognize income in the year in which the purchased shares are sold or otherwise made the subject of disposition and the method of taxation will depend upon the holding period for the acquired shares.

If common stock acquired under the ESPP is disposed of at least two years after the start of the offering period and at least one year after the applicable date of purchase then the lesser of (1) the excess of the fair market value of the purchased shares at the time of disposition over the exercise price, or (2) the excess of the fair market value of such shares as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period), will be treated as ordinary income. Any further gain or any loss will be taxed as a long term capital gain or loss.

A sale or other disposition of the purchased shares will be a disqualifying disposition if made on or before the expiration of either of the holding periods described above. If the participating employee makes a disqualifying disposition of the purchased shares, then the participating employee will recognize compensation income and we will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeds the purchase price. In no other instance will we be allowed a deduction with respect to the participating employee’s disposition of the purchased shares. Any additional gain or loss recognized upon the disposition of the shares will be a capital gain or loss, which will be long-term if the shares have been held for more than one year following the date of purchase under the ESPP.

Stock Price

The closing price of a share of our common stock reported on the NYSE Amex on June 7, 2010, was $14.53 per share.

Required Vote and Board Recommendation

Approval of the ESPP requires the affirmative vote of a majority of the votes eligible to be cast on this Proposal Two in person or by proxy at the Annual Meeting. The Board of Directors unanimously recommends a vote FOR Proposal Two to approve the adoption of the Graham Corporation Employee Stock Purchase Plan. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxy FOR this proposal.

PROPOSAL THREE:
RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as our independent registered public accounting firm in fiscal year 2010. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011, which we refer to as fiscal year 2011. This selection will be presented to our stockholders for ratification at the annual meeting. The Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Our Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2011. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies FOR this proposal.

We have been advised by Deloitte & Touche LLP that a representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Fees Paid to Deloitte & Touche LLP

We paid the following fees to Deloitte & Touche LLP for fiscal year 2010 and for the fiscal year ended March 31, 2009, which we refer to as fiscal year 2009:

	Fiscal Year	Fiscal Year
	2010	2009

Audit fees	$333,000	$332,000
Audit-related fees	6,287	4,040
Tax fees	61,318	226,733
All other fees	2,376	2,160

Total fees	$402,981	$564,933

Audit fees for each of fiscal year 2010 and fiscal year 2009 included fees associated with audits of our financial statements, audits of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and reviews of financial statements included in our quarterly reports on Form 10-Q.

Audit-related fees for fiscal year 2010 included out-of-pocket expenses billed. Audit-related fees for fiscal year 2009 included fees for assistance with a Securities and Exchange Commission comment letter and out-of-pocket expenses billed.

Tax fees for each of fiscal year 2010 and fiscal year 2009 primarily included tax compliance and tax planning services, as well as out-of-pocket expenses billed. In fiscal years 2009 and 2010, we also incurred tax fees for Internal Revenue Service examination support related to our research and development or R&D, tax credit. The R&D tax credit being supported is for fiscal year 1999 through fiscal year 2008.

All other fees for each of fiscal year 2010 and fiscal year 2009 included the subscription fee for the Deloitte & Touche LLP Technical Library Research Tool.

The Audit Committee has determined that the provision of permitted non-audit services described above has not compromised the independence of Deloitte & Touche LLP.

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting.

The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure that such services are within the scope of approval. All audit and permitted non-audit services for which Deloitte & Touche LLP was engaged were pre-approved by the Chairman of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of Directors Mazurkiewicz (Chairman), Bidlack, Fortier and Malvaso, each of whom the Board of Directors has affirmatively determined is independent pursuant to the listing standards of the NYSE Amex and applicable Securities and Exchange Commission rules. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter, as last amended and restated by the Board of Directors on March 12, 2009.

The Audit Committee oversees the company’s financial reporting process on behalf of the Board of Directors, and has other duties and functions as described in its charter.

Management has the primary responsibility for the company’s financial statements and the reporting process. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee has:

•	reviewed and discussed the company’s audited financial statements for the fiscal year ended March 31, 2010 with management and the independent registered public accounting firm;

•	discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received and discussed the written disclosures and the letter from the company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and

•	discussed with the company’s independent registered public accounting firm its independence.

When evaluating Deloitte & Touche LLP’s independence, the Audit Committee discussed with Deloitte & Touche LLP any relationships that may impact such firm’s objectivity and independence. The Audit Committee has also considered whether the provision of permitted non-audit services by Deloitte & Touche LLP is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Deloitte & Touche LLP’s independence from the company and its management.

The Audit Committee discussed with the personnel responsible for the internal audit function and the company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the personnel responsible for overseeing the internal audit function and with the company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended March 31, 2010 for filing with the Securities and Exchange Commission. The Audit Committee has also selected the company’s independent registered public accounting firm for the fiscal year ending March 31, 2011 and has submitted such selection for ratification by the stockholders at the company’s annual meeting.

Audit Committee:

Gerard T. Mazurkiewicz, Chairman
Jerald D. Bidlack
Alan Fortier
James J. Malvaso

CORPORATE GOVERNANCE

Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Employee Benefits Committee. The function, composition, and number of meetings of each of these committees held during fiscal year 2010 are described below.

Our Board of Directors has affirmatively determined that Directors Berkeley, Bidlack, Fortier, Malvaso, Mazurkiewicz, and Van Rees are each independent under the independence standards of the NYSE Amex.

Board Leadership Structure

We have a non-executive, independent Director, Jerald D. Bidlack, who serves as Chairman of our Board of Directors. Our Board of Directors believes that its leadership structure, with a non-executive chairman position separate from our Chief Executive Officer, provides appropriate, independent oversight of management. As Chairman of our Board of Directors, Mr. Bidlack: (1) presides at all meetings of the Board of Directors and stockholders; (2) presides during regularly held sessions with only the independent Directors; (3) encourages and facilitates active participation of all Directors; (4) develops the calendar of and agendas for Board meetings in consultation with our Chief Executive Officer and other members of the Board; (5) determines, in consultation with our Chief Executive Officer, the information that should be provided to the Board in advance of the meeting; and (6) performs any other duties requested by the Board from time to time.

Committees of the Board

Our Board of Directors currently maintains an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Employee Benefits Committee. The duties and responsibilities of each of our Board committees are set forth in their respective charter. The current charter of each board committee is available on our website at www.graham-mfg.com under the heading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The current members of the Audit Committee are Directors Mazurkiewicz (Chairman), Bidlack, Fortier and Malvaso. The Board of Directors has affirmatively determined that each member of the Audit Committee satisfies the independence standards applicable to audit committee members specified in Section 803 of the listing standards of the NYSE Amex and applicable Securities and Exchange Commission rules. Our Board of Directors has also determined that Mr. Mazurkiewicz qualifies as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules based on his professional work experience as described in his biography on page 5.

The Audit Committee reviews with Deloitte & Touche LLP, our independent registered public accounting firm, our financial statements and internal control over financial reporting, Deloitte & Touche LLP’s auditing procedures and fees, and the possible effects of professional services upon the independence of Deloitte & Touche LLP.

The Audit Committee works closely with the Board of Directors, our executive management team, and our independent registered public accounting firm to assist the Board in overseeing our accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the Audit Committee is charged with assisting our Board of Directors in its oversight of:

•	the integrity of our financial statements and internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm; and

•	the planning for and performance of our internal audit function.

The Audit Committee is also responsible for preparing the Audit Committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the Audit Committee’s charter.

The Audit Committee held five meetings during fiscal year 2010. The Audit Committee’s report relating to fiscal year 2010 appears on page 10.

Compensation Committee

The members of the Compensation Committee are Directors Malvaso (Chairman), Berkeley, Bidlack, Fortier and Van Rees. The Board of Directors has affirmatively determined that each member of the Compensation Committee satisfies the independence standards specified in Section 803 of the listing standards of the NYSE Amex.

The Compensation Committee reviews and determines annually salaries, incentive cash awards and other forms of compensation paid to our executive officers and management, approves recipients of awards of stock options and restricted stock and establishes the number of shares and other terms applicable to such awards. The Compensation Committee also construes the provisions of and generally administers the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, which we refer to as the Incentive Plan. The Compensation Committee is not authorized to delegate its authority or responsibility to another person or subcommittee.

The Compensation Committee also determines the compensation paid to our Board of Directors, including fees paid for meeting attendance and equity-based awards. More information about the compensation of our Directors is set forth under the heading “Director Compensation Programs” on page 36.

The Compensation Committee annually conducts a performance evaluation of its operation and function and recommends any proposed changes to our Board of Directors for approval.

In addition, the Compensation Committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the Compensation Committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The Compensation Committee held three meetings during fiscal year 2010. The Compensation Committee’s report relating to fiscal year 2010 appears on page 23.

For more information on the role of the Compensation Committee in determining executive compensation, see Compensation Discussion and Analysis beginning on page 14.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Directors Van Rees (Chairman), Bidlack and Malvaso. The Board of Directors has affirmatively determined that each member of the Nominating and Corporate Governance Committee satisfies the independence standards specified in Section 803 of the listing standards of the NYSE Amex.

The Nominating and Corporate Governance Committee evaluates, interviews and nominates candidates for election to the Board of Directors and is responsible for oversight of our corporate governance practices.

When identifying nominees for Director, the Nominating and Corporate Governance Committee solicits suggestions from incumbent Directors, management, stockholders and others. In identifying and evaluating nominees, the Nominating and Corporate Governance Committee seeks candidates possessing the highest standards of personal and professional ethics and integrity; practical wisdom, independent thinking, maturity and the ability to exercise sound business judgment; skills, experience and demonstrated abilities that help meet the current needs of the Board of Directors; and a firm commitment to the interests of our stockholders. Although the Nominating and Corporate Governance Committee does not maintain a specific written diversity policy, it recognizes the value of diversity and seeks diverse candidates when possible and appropriate and considers diversity in its review of candidates. The Nominating and Corporate Governance Committee believes that diversity includes not only gender and ethnicity, but the various perspectives that come from having differing geographic and cultural backgrounds, viewpoints and life experiences.

In addition, the Nominating and Corporate Governance Committee takes into consideration such other factors as it deems appropriate. These factors may include knowledge of our industry and markets, experience with businesses and other organizations of comparable size, the interplay of the nominee’s experience with the experience of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and any of its committees. The Nominating and Corporate Governance Committee may consider, among other factors, experience or expertise in our industry, global business, science and technology, competitive positioning, corporate governance, risk management, finance or economics, and public affairs.

Pursuant to our by-laws, stockholders of record entitled to vote in the election of Directors at any annual meeting may recommend individuals for consideration by the Nominating and Corporate Governance Committee as potential nominees by submitting written recommendations to our Corporate Secretary so that they are delivered or received no later than (1) 60 days in advance of the annual meeting, if the annual meeting is to be held within 30 days preceding the anniversary of the previous year’s annual meeting, or (2) 90 days in advance of the annual meeting, if the annual meeting is to be held on or after the anniversary of the previous year’s annual meeting. For an annual meeting held at a time other than within these time periods, or for a special meeting of stockholders for the election of Directors, nominations must be submitted no later than the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders.

Stockholder recommendations must contain: (1) each nominee’s name, age, business and residence addresses; (2) the nominee’s principal occupation or employment; (3) the nominee’s written consent to serve as a Director, if elected; and (4) such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to applicable rules of the Securities and Exchange Commission.

In addition, any stockholder submitting a recommendation must provide his or her own name and address as they appear on our books and records, as well as the class and number of our shares owned of record and the dates he or she acquired such shares. The stockholder also must describe all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are made by the stockholder. Furthermore, the stockholder must (1) identify any person employed, retained, or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such nominee, and (2) briefly describe the terms of such employment, retainer or arrangement for compensation.

The Nominating and Corporate Governance Committee will evaluate Director nominees proposed by stockholders using the same criteria, and in the same manner, as described above for other nominees.

The Nominating and Corporate Governance Committee held one meeting during fiscal year 2010.

Employee Benefits Committee

The members of the Employee Benefits Committee are Directors Van Rees (Chairman), Berkeley, Bidlack and Mazurkiewicz.

The Employee Benefits Committee serves as the plan administrator of our employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, including our Retirement Income Plan, Incentive Savings Plan, Medical Plan, Life Insurance Plan, Long-Term Disability Plan, Employee Stock Ownership Plan and any other employee benefit plan we maintain for which a named fiduciary is designated. The Employee Benefits Committee oversees the operation, administration, investments and compliance of each of these plans.

The Employee Benefits Committee held one meeting during fiscal year 2010.

Meeting Attendance

During fiscal year 2010, our Board of Directors held a total of five meetings. Each Director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors, and (2) the total number of meetings of all committees of our Board of Directors on which he or she served.

Our policy requires that each Director attend our annual meeting of stockholders or provide the Chairman of the Board with advance notice of the reason for not attending. All of our Directors attended our 2009 annual meeting of stockholders.

The Board of Director’s Role in Risk Oversight

Our Board of Directors is responsible for overseeing our risk profile and management’s processes for managing risk. This oversight is conducted primarily through our Board committees. Our Audit Committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Additionally, our Audit Committee has monitored and directed the formal risk management projects implemented by management. Our Nominating and Corporate Governance Committee focuses on the management of risks associated with board organization, membership and structure, as well as our corporate governance, and the recruitment and retention of talented board members. Our Compensation Committee focuses on the management of risks arising from our compensation policies and programs and, in particular, our executive compensation programs and policies.

As part of its risk oversight responsibilities, our Board of Directors and its committees review the policies and processes that senior management uses to manage our risk exposure. In doing so, the Board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our company, including, but not limited to, operational, financial, legal, regulatory and strategic risks.

Communications from Stockholders

Stockholders may send communications to the Board of Directors, or to an individual member of the Board, to the attention of: Corporate Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. The Corporate Secretary will convey all such communications to the Board, or if addressed to an individual member of the Board, to that individual Director.

EXECUTIVE OFFICERS

As of March 31, 2010, we were served by the following executive officers, who were appointed by our Board of Directors:

James R. Lines, age 49, became our President and Chief Executive Officer in January 2008. Further information about Mr. Lines is set forth on page 5 under “Directors Whose Terms Do Not Expire at the 2010 Annual Meeting.”

Jeffrey Glajch, age 47, became our Vice President-Finance & Administration and Chief Financial Officer in March 2009. From October 2006 until February 2009, he served as the Chief Financial Officer of Nukote International, a privately held global re-manufacturer of printing and imaging products. Previously, and between June 2000 and May 2006, Mr. Glajch was the Chief Financial Officer of Fisher Scientific Canada, a global healthcare and laboratory equipment company. Mr. Glajch has also previously served as a Senior Manager of Finance and Business Planning/Analysis at Walt Disney World Company, as Director of Finance/Division Controller at Great Lakes Chemical Corporation and in various financial positions with Air Products and Chemicals, Inc.

Jennifer R. Condame, age 45, became our Chief Accounting Officer in July 2008. She also serves as our Controller, a position she has held since 1994. Previously, and from 1992 to 1994, she was our Manager of Accounting and Financial Reporting. Prior to joining us in 1992, Ms. Condame was employed as an Audit Manager by Price Waterhouse, a predecessor to PricewaterhouseCoopers LLP.

Alan E. Smith, age 43, was appointed our Vice President of Operations in July 2007. Previously, from 2005 until July 2007, Mr. Smith served as Director of Operations for Lydell, Inc., a designer and manufacturer of specialty engineering products. Prior to that, he had been employed by us for fourteen years, progressing from Project Engineer to Engineering Manager.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, which we refer to as CD&A, provides detail about the compensation programs for our executive officers named in the 2010 Summary Compensation Table included on page 24 and referred to in this CD&A and in the subsequent tables as our named executive officers. These named executive officers are: James R. Lines, our President and Chief Executive Officer; Jeffrey Glajch, our Vice President-Finance & Administration and Chief Financial Officer; Alan E. Smith, our Vice President of Operations; and Jennifer R. Condame, our Chief Accounting Officer and Controller. This CD&A includes the philosophy and objectives of the Compensation Committee of our Board of Directors, descriptions of each of the elements of our executive compensation programs and the basis for the compensation we paid to our named executive officers in fiscal year 2010.

Executive Summary

The Compensation Committee’s philosophy focuses on rewarding our named executive officers for achieving company and individual performance in order to create both current and long-term stockholder value. Although the economic uncertainty led to a drastic downturn in orders and a respective decrease in sales during fiscal year 2010, our named executive officers took steps to contain costs, increase productivity and improve processes. Our named executive officers adeptly managed our company’s business during a dismal economic climate and delivered the following successes:

•	We ended the fiscal year with a record backlog of $94.3 million.

•	We achieved a 16% pre-tax operating margin on a 38% decrease in sales.

•	Our cash and investments holdings increased to $74.6 million and we ended the fiscal year with an exceptionally strong balance sheet.

•	We won the largest order ever in the history of our company, a surface condenser order for the U.S. Navy worth over $25 million.

Summary of Key Compensation Actions and Decisions in fiscal year 2010

•	The Compensation Committee continued to implement and monitor the amendments to our Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives, which is referred to in this CD&A as the Stock Bonus Plan, and our Annual Executive Cash Bonus Plan, which is referred to in this CD&A as the Cash Bonus Program. Such amendments were made during fiscal year 2009 based on a comprehensive examination of our executive compensation programs by the Hay Group, the Compensation Committee’s compensation consultant.

•	Consistent with our amended Stock Bonus Plan, the Compensation Committee awarded time-vested restricted stock to certain of our named executive officers based on company performance for fiscal year 2009.

•	Consistent with our amended Cash Bonus Program, the Compensation Committee awarded cash incentive compensation to our named executive officers based on company and individual performance for fiscal year 2009.

•	Effective April 1, 2010, the Compensation Committee approved salary increases to the base salaries of our named executive officers as part of a company-wide base salary increase following the lifting of a company-wide salary freeze. The base salary of our President and Chief Executive Officer was increased by 3.8% and the base salary of each of our other named executive officers was increased by 3.0%.

•	Effective April 1, 2010, in recognition of his leadership in the management of our business during the economic recession, and his ability to deliver profitability throughout the fiscal year, the Compensation Committee approved an increase in our President and Chief Executive Officer’s target long-term incentive percentage under our Stock Bonus Plan from 35% to 42%.

Principles and Objectives

In establishing executive compensation, the guiding principles and objectives of the Compensation Committee are as follows:

•	To provide a reasonable level of compensation sufficient to attract and retain executive personnel best suited by training, ability, and other relevant criteria for our management requirements;

•	To balance base compensation (non-contingent) and incentive compensation (contingent upon performance) for the purpose of motivating executive personnel; and

•	To determine the extent and method of aligning the financial interest of our executive officers with the interests of our stockholders in the appreciation of their investment.

The Compensation Committee considers various measures of company and industry performance when determining named executive officer compensation, including revenue, net income, earnings per share, total market value, average working capital, performance relative to the market and total stockholder return. As described further below under the heading “Use of Peer Group Compensation Data,” the Compensation Committee also reviews data on the executive compensation programs of other comparably sized companies both within our industry and in our geographic region as part of the process of establishing and maintaining our executive compensation programs.

Our executive compensation program is designed to reward our named executive officers for company and individual performance that creates both current and long-term stockholder value. We describe the company and individual performance measures that the Compensation Committee takes into account in determining cash and equity-based incentive awards for our named executive officers below under the headings “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation,” respectively.

Role of the Compensation Committee

Our Compensation Committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation principles and objectives. Our Compensation Committee is responsible for setting appropriate compensation levels for our named executive officers, and determines base salary, as well as cash and equity-based incentive awards for each of our named executive officers.

We have included additional information about the Compensation Committee under the heading “Compensation Committee” on page 12.

Components of Compensation

The total compensation package for our named executive officers consists of the following components:

•	annual base salary;

•	annual cash incentive compensation based on company and individual performance;

•	long-term equity incentive compensation through the granting of stock options, time-vested restricted stock and performance-vested restricted stock;

•	perquisites and other personal benefits; and

•	retirement benefits.

Our executive compensation program is comprised of short-term compensation in the form of salary, annual cash incentive compensation and long-term compensation in the form of stock options, time-vested restricted stock and performance-vested restricted stock. We believe providing combined grants of stock options and restricted stock effectively focuses our named executive officers on delivering long-term value to our stockholders. We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of these items is primarily driven by market compensation information and company performance.

We generally do not consider gains realized from prior compensation, such as stock option exercises and restricted stock vesting, in setting other elements of compensation. We believe that reducing or limiting current stock option grants or restricted stock awards because of prior gains realized by a named executive officer would unfairly penalize the officer for outstanding past performance and reduce the motivation for continued outstanding achievement. Similarly, our severance and change-in-control arrangements, which we discuss in detail under the heading “Potential Payments upon Termination or Change in Control” on page 31, do not affect our decision regarding other elements of compensation. Those arrangements serve specific purposes that are unrelated to the determination of a named executive officer’s compensation for a specific year.

Our Incentive Plan, which was approved by our stockholders at the 2006 annual meeting, is a comprehensive executive compensation plan that provides for the grant of stock options, restricted stock, and other stock-related awards, as well as other awards that may be settled in cash or other property. All equity awards under the Incentive Plan are made at the market value of our common stock at the time of the award. As of March 31, 2010, all of our named executive officers participated in the Incentive Plan.

Utilization of Outside Consultants by the Compensation Committee

Our Compensation Committee believes that it benefits from external advice and assistance to help meet its objectives and fulfill its responsibilities. Outside consultants engaged by the Compensation Committee educate and inform committee members with regard to compensation matters, including the advantages and disadvantages of existing and proposed compensation programs, and keep the Compensation Committee abreast of current and emerging compensation trends both within our industry and for companies of similar size and stature. These consultants also advise the Compensation Committee with respect to various compensation alternatives, provide the committee with relevant market compensation data and assist the committee in analyzing such data when making compensation decisions.

In fiscal year 2009, our Compensation Committee worked with the Hay Group, a nationally recognized compensation consulting firm, to act as its compensation consultant. The Hay Group provided consultation and advice to the Committee regarding our revised executive officer and director compensation programs. The Hay Group did not prepare any reports in fiscal year 2010 for the Committee’s review, nor did any representative of the Hay Group attend any Compensation Committee meetings during such year. Although the Compensation Committee does not routinely engage the Hay Group or any other consultant in accordance with a pre-determined schedule, in practice, the Committee has undertaken a comprehensive analysis of its compensation programs every several years, most recently during fiscal year 2009. Other than executive compensation services, the Hay Group did not provide any other services to us during fiscal year 2010. The Compensation Committee also requests outside legal counsel to provide it with advice from time to time.

Role of Named Executive Officers in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of our other named executive officers and presents such performance information to the Compensation Committee. In addition, our Chief Executive Officer participates with the Compensation Committee with respect to the salary, cash incentive and equity-based compensation paid to our other named executive officers. The Compensation Committee considers such performance information in determining each element of compensation for the other named executive officers. The Compensation Committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our Chief Executive Officer. The Compensation Committee annually reviews the performance of our Chief Executive Officer.

On an annual basis, our Chief Executive Officer also approves and recommends to the Compensation Committee the individual objectives for our other named executive officers in connection with the incentive awards under the Stock Bonus Plan and Cash Bonus Program. The Chairman of our Compensation Committee, in consultation with the Chairman of our Board of Directors, approves individual objectives for our Chief Executive Officer.

Use of Peer Group Compensation Data

When making compensation decisions, the Compensation Committee considers executive compensation programs and individual elements of compensation paid to other named executive officers at a group of comparably sized companies both in our industry and our geographic region or which we otherwise consider to be our peers.

The Compensation Committee believes that a review of compensation at our peer group companies should be one point of reference for validating our compensation decisions; however, in any given year, actual individual compensation elements or total compensation for a named executive officer may be set above or below that of our peer group companies based on factors such as individual experience or tenure with us, specialized skills, achievement of performance goals, retention and the Compensation Committee’s desire to achieve a specified mix of compensation. The Compensation Committee uses this peer group compensation data to provide an informational perspective on our compensation practices, levels of base salary and target levels of annual cash and long-term equity incentive compensation. The Compensation Committee also examines national and regional trends when making executive compensation decisions.

We formalized our peer group in connection with examination of our executive compensation programs during fiscal year 2009. Our peer group has not been adjusted since, and continues to consist of the following companies:

Ampco-Pittsburgh Corp.	Mod Pac Corp.
American Electric Technologies, Inc.	North American Galvanizing & Coatings Inc.
Astronics Corp.	Peerless Manufacturing Co.
Dynamic Materials Corp.	Servtronics Inc.
Fuel Tech, Inc.	SIFCO Industries, Inc.
Gencor Industries Inc.	T-3 Energy Services Inc.
Gorman-Rupp Co.	Taylor Devices, Inc.
Lydall Inc.	Turbochef Technologies, Inc.
Met Pro Corp.	WSI Industries, Inc.
MFRI Inc.

Together with its compensation consultant, the Compensation Committee intends to periodically review and update the composition of our peer group.

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules and regulations that may apply to our compensation programs. However, tax and accounting considerations have not significantly impacted the compensation programs that we offer to our named executive officers.

The Impact of Deductibility of Compensation.  As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee reserves the ability to approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation.  We account for stock-based employee compensation at fair value of the awards on the grant date and recognize the related cost in our statements of operations and retained earnings in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation-Stock Compensation, which we refer to as FASB ASC Topic 718, formerly SFAS No. 123(R), “Share-Based Payment,” which we adopted effective April 1, 2006 utilizing the modified prospective method. These stock-based payments include awards made under our Incentive Plan.

Annual Base Salaries

The Compensation Committee reviews base salaries for each of our named executive officers at least annually. For fiscal year 2010, the Compensation Committee set the base salaries based on company and individual performance for the previous year, corporate responsibilities, internal relativity and market conditions (including the Compensation Committee’s understanding of the base salaries received by similarly situated executive officers at comparably sized companies in our industry and geographic region, as described previously under “Use of Peer Group Compensation Data”).

On March 11, 2010, the Compensation Committee approved increases to the base salaries of each of our named executive officers. Effective April 1, 2010, the base salary of each of our named executive officers was increased as follows: Mr. Lines from $265,000 to $275,000; Mr. Glajch from $210,000 to $216,300; Mr. Smith from $178,190 to $183,536; and Ms. Condame from $128,750 to $132,613. With the exception of Mr. Lines, whose received a 3.8% increase in his base salary, each of these increases constituted an increase of 3% from each executive officer’s previous base salary. We had a company-wide salary freeze in place since September 2009, which, due to improving business conditions and our improved operational performance, was lifted effective April 1, 2010. The salary increases to our named executive officers are consistent with the average salary increases granted to our non-executive employees at the same time, which averaged 3% company-wide.

The base salaries we paid to our named executive officers during fiscal year 2010 are shown in the “Salary” column of the 2010 Summary Compensation Table on page 24.

Annual Cash Incentive Compensation

On March 27, 2006, the Compensation Committee adopted the Cash Bonus Program. The objective of the Cash Bonus Program is to compensate our named executive officers for above-average performance through an annual cash incentive award related both to company and individual performance. We instituted the Cash Bonus Program because we believe it effectively rewards both short-term individual and company performance.

For fiscal year 2010, the Compensation Committee set target bonus levels at 100% attainment of both company and individual objectives as follows: Mr. Lines-60% of base salary; Mr. Glajch-35% of base salary; Mr. Smith-35% of base salary; and Ms. Condame-25% of base salary. Each named executive officer may receive anywhere from 0% to 150% of his or her target bonus level depending on the attainment of objectives. If the threshold level of performance is achieved, 50% of the target bonus is payable to our named executive officers. One hundred percent of the target bonus is payable if the target level of performance is achieved. A maximum of 150% of the target bonus is payable if the maximum level of performance is achieved. Linear interpolation is used to determine the percentage of the target bonus payable based on performance in between threshold and target or target and maximum. A summary of the performance goals for our named executive officers and their respective weightings for fiscal year 2010 is as follows:

		Working	Personal
Named Executive Officer	Net Income	Capital %	Goals

James R. Lines	70%	20%	10%
Jeffrey Glajch	60%	15%	25%
Alan E. Smith	60%	15%	25%
Jennifer R. Condame	55%	15%	30%

The net income performance metric is defined as gross sales minus expenses and taxes. The average working capital percentage performance metric is defined as gross inventory plus gross trade accounts receivable minus trade payables divided by sales. The Compensation Committee selected net income and average working capital as the measures of short-term performance because they capture our profitability and our efficient use of cash during the applicable time period.

Company objectives for net income and average working capital are typically set during our annual budgeting process and are approved by our Board of Directors along with our annual budget immediately prior to the beginning of the relevant fiscal year. Individual objectives are set on or before the determination of the annual budget. The Chairman of our Compensation Committee approves individual objectives for our Chief Executive Officer. The individual objectives for our other named executive officers are approved by our Chief Executive Officer and recommended to the Compensation Committee.

Each year, the Compensation Committee also establishes individual goals for our named executive officers, which are used to determine whether the personal goals performance metric has been met. During fiscal year 2010, the individual objectives for our named executive officers were as follows: Mr. Lines - develop a business model and action strategy to expand our global market share in developing markets over the next three to five years and develop an executive leadership succession plan, among other things; Mr. Glajch - implement an acquisition strategy to increase revenue and profitability, enhance the effectiveness of our information systems and increase the level of proactive engagement in investor relations, among other things; Mr. Smith - implement initiatives to improve gross margins and manufacturing efficiency as well as to manage supply chain quality, among other things; Ms. Condame - increase speed and accuracy of financial reporting and continue to assess and monitor enterprise controls over financial reporting, among other things.

For fiscal year 2010, the Compensation Committee set the target company objective for net income and average working capital percentage at $4.25 million and 10.7%, respectively. The threshold level of performance for net income and average working capital percentage were set at $3.40 million and 12.0%, respectively, and the maximum level of these metrics was set at $5.50 and 9.5%, respectively. For fiscal year 2010, net income equaled $6.36 million and the average working capital percentage equaled 10.4%.

At its May 20, 2010 meeting, the Compensation Committee reviewed each named executive officer’s achievement of company and individual objectives during fiscal year 2010 and approved the award of cash incentive compensation under the Cash Bonus Program. Based on our performance during fiscal year 2010, the Compensation Committee determined that our named executive officers achieved the maximum level of performance under the net income component of their respective awards under the Cash Bonus Program. The Compensation Committee also determined that our named executive officers surpassed the target level of performance under the average working capital percentage component of the Cash Bonus Program. The Compensation Committee further determined that our named executive officers achieved the following percentages of their respective personal goals: Mr. Lines-83.3%; Mr. Glajch-100%; Mr. Smith-150%; and Ms. Condame-150%. The personal goals component of each named executive officer’s respective award under the Cash Bonus Program was not directly tied to the financial performance objectives. As a result, while we did achieve or exceed the target level of performance for our net income and average working capital measures, each of our named executive officers could have earned the percentage of the Cash Bonus Program attributable to achievement of personal goals even if we did not reach the required targets for such performance measures.

For fiscal year 2010, cash incentive compensation earned under the Cash Bonus Program reached 82% of base salary for Mr. Lines, 46% of base salary for Mr. Glajch; 51% of base salary for Mr. Smith and 36% of base salary for Ms. Condame. Therefore, the Compensation Committee approved the awards under the Cash Program of the following amounts: Mr. Lines-$217,295; Mr. Glajch-$97,388; Mr. Smith-$90,431; and Ms. Condame-$46,672. The amount of such cash awards earned by each named executive officer in fiscal year 2010 is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2010 Summary Compensation Table on page 24.

Under the Cash Bonus Program, special awards may be made to a named executive officer who has made an extraordinary contribution to us during the fiscal year. Such awards are generally recommended in writing by our Chief Executive Officer to the Chairman of the Compensation Committee and approved by the Compensation Committee before grant. The Compensation Committee also has the discretion to include or exclude extraordinary events that either positively or negatively affect financial performance in the financial calculations regarding the achievement of company objectives. No such awards were made in fiscal year 2010 and no extraordinary events were considered by the Compensation Committee during the year.

Long-Term Equity Incentive Compensation

On March 27, 2006, the Compensation Committee adopted the Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives, referred to as the Stock Bonus Plan. The purpose of the Stock Bonus Plan is to motivate our named executive officers to increase stockholder value by providing them with long-term stock-based awards for above-average company performance.

Long-term incentive opportunities are intended to be competitive with the long-term incentive opportunities offered by companies constituting our peer group and by other comparably sized companies in our geographic region. We do not generally consider the amount of outstanding equity awards currently held by a named executive officer when making awards of stock options and restricted stock. Stock options and restricted stock, if granted, are approved by the Compensation Committee on an annual basis at a meeting after the fiscal year end. All stock options and shares of restricted stock are issued under our Incentive Plan.

All of our currently employed named executive officers are eligible to participate in the Stock Bonus Plan. On March 12, 2009, the Compensation Committee amended the Stock Bonus Plan to provide that: (1) annual awards under the Stock Bonus Plan for fiscal year 2010 would consist of stock options and shares of time-vested restricted stock; (2) annual awards under the Stock Bonus Plan for fiscal years that commence in even years (e.g., 2010, 2012, etc.) would consist of stock options and shares of performance-vested restricted stock; and (3) annual awards under the Stock Bonus Plan for fiscal years that commence in odd years other than 2009 (e.g., 2011, 2013, etc.) would consist of time-vested restricted stock and performance-vested restricted stock.

Options.  We utilize stock options as an element of compensation because we believe that stock options motivate our named executive officers to increase stockholder value as the options only have value to the extent the price of our common stock on the date of exercise exceeds the stock price on the grant date. Therefore, compensation is only realized by our named executive officers if our stock price increases over the term of the award. Unless the Compensation Committee determines otherwise, an option will vest over a three-year period, with 33 1/3% of the shares subject to such option vesting on each of the first, second and third anniversaries of the date of grant.

Time-Vested Restricted Stock.  We utilize time-vested restricted stock as an element of compensation because we believe that time-vested restricted stock helps us retain our named executive officers by offering our named executive officers the opportunity to receive shares of our common stock if they continue to be employed by us on the date the time-vested restricted stock vests. The number of shares of time-vested restricted stock awarded to our named executive officers is determined based on the achievement of specified performance metrics. Unless the Compensation Committee determines otherwise, 50% of the shares of time-vested restricted stock will vest on the second anniversary of the date of grant and the remaining 50% of the shares will vest on the fourth anniversary of the date of grant.

Performance-Vested Restricted Stock.  Beginning in fiscal year 2011, we began to utilize performance-vested restricted stock as an element of compensation because we believe that restricted stock helps us reward our named executive officers by conditioning the grant of restricted stock upon the satisfaction of certain company objectives. The number of shares of performance-vested restricted stock awarded to our named executive officers under the Stock Bonus Plan is determined based on a percentage of each named executive officer’s annual base salary. Unless the Compensation Committee determines otherwise, the shares of performance-vested restricted stock will vest on the third anniversary of the date of grant, subject to satisfaction of the performance metrics for the applicable three-year period.

Awards Granted For Fiscal Year 2009.  Awards for company and individual performance during fiscal year 2009 were granted during fiscal year 2010. Such awards consisted of nonqualified stock options and shares of time-vested restricted stock.

In accordance with the provisions of the amended Stock Bonus Plan, on May 28, 2009, the Compensation Committee approved the grant of options to the named executive officers as follows: Mr. Lines-5,922; Mr. Glajch-4,693; Mr. Smith-3,571; and Ms. Condame-2,678. The number of options awarded to each named executive officer was determined by multiplying such officer’s base salary in effect for the relevant fiscal year by 20%, and then dividing the product by the value of such option (determined using the Black-Scholes valuation method). Such options vest 33 1/3% per year over three years and expire ten years from the date of grant. The amount of such option awards granted to each named executive officer in fiscal year 2010 is set forth in the “Option Awards” column of the 2010 Summary Compensation Table on page 24, as well as in the 2010 Grant of Plan-Based Awards Table on page 25.

Also on May 28, 2009, the Compensation Committee approved the grants of the following amounts of time-vested restricted stock to the following named executive officers: Mr. Lines-3,193 and Mr. Smith-1,925. The number of shares of time-vested restricted stock was determined based on net income and working capital matrixes. Seventy-five percent of each such named executive officer’s award was based on our attainment of a net income target and 25% was based on our attainment of a working capital target for the fiscal year. Attainment of 100% of both targets would have resulted in a time-vested restricted stock award valued at 15% of such named executive officer’s base salary. The net income or working capital target values could have decreased to zero or increased to up to 150% of such target value based on our attainment of a lower or higher percentage of the respective net income and working capital target amounts.

The net income portion was determined by multiplying the named executive officer’s base salary in effect for fiscal year 2009 by 11.25%, further multiplied by the net income factor for fiscal year 2009, which was then divided by the closing price of a share of our common stock on the date of grant, rounded to the nearest whole number. For fiscal year 2009, the net income factor was 1.17. The working capital portion was determined by multiplying the named executive officer’s base salary in effect for such year by 3.75%, further multiplied by the working capital factor for the fiscal year, which was then divided by the closing price of a share of our common stock on the date of grant, rounded to the nearest whole number. For fiscal year 2009, the working capital factor was 1.38.

Such shares of time-vested restricted stock are valued at the fair market value of our common stock on the date of grant with 50% of such shares vesting on the second anniversary of the date of grant and the remaining 50% of such shares vesting on the fourth anniversary of the date of grant. The amount of such performance-vested restricted stock awards granted to each such named executive officer in fiscal year 2010 is set forth in the “Stock Awards” column of the 2010 Summary Compensation Table on page 24, as well as in the 2010 Grant of Plan-Based Awards Table on page 25.

Awards Granted For Fiscal Year 2010.  Awards for company and individual performance during fiscal year 2010 were granted during fiscal year 2011 on May 20, 2010. Such awards consisted of nonqualified stock options and shares of performance-vested restricted stock. While such options and performance-vested restricted stock awards were awarded for performance during fiscal year 2010, pursuant to the Securities and Exchange Commission’s disclosure rules, such option awards and performance-vested restricted stock awards will be reported in our 2011 Summary Compensation Table and 2011 Grant of Plan-Based Awards Table.

Perquisites and Other Personal Benefits

We provide perquisites to our named executive officers to provide health and welfare benefits at the same level as those available to all employees. Additional perquisites and benefits are designed to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly situated executive officers at comparably sized companies in our industry and geographic region.

During fiscal year 2010, we made contributions to the 401(k) accounts of each of our named executive officers pursuant to our Incentive Savings Plan, and paid premiums for life insurance policies for the benefit of each of our named executive officers. In addition, all of our named executive officers presently participate in our short-term disability program that is available to our managers and executive officers. We also make available to our named executive officers health insurance and long-term disability programs that are generally available to our salaried employees.

Our executive officers also receive up to $2,500 for the purpose of purchasing term life insurance with a named beneficiary of each officer’s choosing as well as an additional amount necessary for our executive officers to purchase a personal umbrella insurance policy. Our President and Chief Executive Officer is entitled to up to $5,000 for the purpose of purchasing term life insurance.

Retirement Benefits

We provide retirement benefits to our named executive officers to provide welfare benefits as available to all employees. Additional retirement benefits are designed to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly situated executive officers at comparably sized companies in our industry and geographic region.

Mr. Lines, Mr. Smith and Ms. Condame are all eligible to participate in our Retirement Income Plan, which is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. Benefits are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. Mr. Glajch participates in our defined contribution plan and receives an annual contribution equal to 3.25% of his base salary, or $5,688 for calendar year 2009.

We also make available to our named executive officers our Supplemental Executive Retirement Plan, which is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide, but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Code and the limitations on benefits imposed by sections 415(b) and (e) of the Code.

We also maintain the Incentive Savings Plan, which is a 401(k) plan that provides for both employer and employee contributions.

We have provided more information about these retirement plans and the benefits payable to our named executive officers under such plans, under the heading “Pension Benefits at March 31, 2010” on page 29.

Employment Agreements and Payments upon Termination or Change in Control

We have entered into employment agreements with Mr. Lines, Mr. Glajch, and Mr. Smith. The decisions to enter into employment agreements with such officers and the terms of those agreements were based on our need to motivate and retain talent for our long-term growth. The material terms of the employment agreements with our named executive officers are described below under the heading “Employment Agreements” beginning on page 26.

We have agreed to provide payments to each of our named executive officers in the event of a termination of employment as a result of normal and early retirement, involuntary termination, death and disability. Mr. Lines is also eligible to receive payments in the event of termination following a change in control. These arrangements are designed to promote stability and continuity of our named executive officers. Information on these arrangements for the named executive officers is provided below under the heading “Potential Payments upon Termination or Change of Control” on page 31.

Stock Ownership Guidelines

In order to more closely align the interests of our named executive officers with the best interests of our stockholders, the Compensation Committee has established minimum stock ownership guidelines that require our named executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. These guidelines were most recently amended on March 12, 2009 to increase the value of stock required to be owned by our Chief Executive Officer from 1.25 times his annual base salary to 3.00 times his annual base salary. The Compensation Committee increased our stock ownership guidelines to encourage our named executive officers to hold more shares of our common stock to better align the interests of our named executive officers and stockholders.

A summary of our current stock ownership guidelines for our named executive officers is as follows:

Chief Executive Officer (principal executive officer)	Common stock with a value equal to at least 3.00 times his annual base salary.
Other named executive officers	Common stock with a value equal to at least 1.00 times his or her annual base salary.

Our named executive officers must be in compliance with the stock ownership guidelines within five years from the date they first become subject to such guidelines. Our stock ownership guidelines also require our named executive officers to retain 50% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

The Compensation Committee monitors the progress made by our named executive officers in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more of our named executive officers. In the event that a named executive officer does not meet his or her ownership guidelines, this fact may be taken into consideration by the Compensation Committee when evaluating such executive’s overall performance.

Compensation Committee Report1

The Compensation Committee, which is comprised entirely of independent Directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

James J. Malvaso, Chairman
Helen H. Berkeley
Jerald D. Bidlack
Alan Fortier
Cornelius S. Van Rees

1 The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2010 Summary Compensation Table

The following table shows information regarding the compensation of our President and Chief Executive Officer (our principal executive officer), our Vice President-Finance & Administration and Chief Financial Officer (our principal financial officer) and our two other named executive officers for services rendered to us in all capacities for the fiscal years ended March 31, 2010, 2009 and 2008.

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred	All
			Stock	Option	Incentive Plan	Compensation	Other
	Fiscal	Salary(1)	Awards(2)(4)	Awards(3)(4)	Compensation(5)	Earnings(6)	Compensation(7)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

James R. Lines,	2010	$265,000	$48,597	$54,897	$217,295	$154,519	$16,828	$757,136
President and Chief	2009	265,000	51,384	41,943	190,005	19,264	9,293	576,889
Executive Officer (principal executive officer)	2008	233,739	18,906	38,733	172,574	28,763	8,929	501,644

Jeffrey Glajch(8)	2010	$210,000	$—	43,504	$97,388	$—	$13,060	$363,952
Vice President-Finance and	2009	17,500	—	4,800	—	—	—	22,300
Administration and Chief Financial Officer (principal financial officer)

Alan E. Smith	2010	$178,190	$29,299	$33,103	$90,431	$49,622	$8,962	$389,607
Vice President of Operations	2009	159,790	22,604	18,453	66,832	9,422	9,586	286,687
	2008	102,840	—	24,960	63,248	—	63,813	254,861

Jennifer R. Condame(9)	2010	$128,750	$—	$24,825	$46,672	$43,014	$4,489	$247,750
Controller and Chief Accounting Officer	2009	119,824	—	34,271	35,019	2,867	8,346	200,327

(1)	The amounts shown include cash compensation earned and paid, and cash compensation deferred at the election of each named executive officer under our Incentive Savings Plan (our 401(k) plan).

(2)	Restricted stock awards are issued under our Incentive Plan. The dollar values of restricted stock awards shown in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used to calculate grant date fair value is set forth in Note 10 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal years ended March 31, 2010, 2009 and 2008. The amounts shown in this column reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the named executive officer.

(3)	Stock option awards are issued under our Incentive Plan. The dollar values of stock option awards shown in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used to calculate grant date fair value is set forth in Note 10 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal years ended March 31, 2010, 2009 and 2008. The amounts shown in this column reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the named executive officer.

(4)	Information regarding the restricted stock and stock options granted to our named executive officers in fiscal year 2010 is shown in the 2010 Grants of Plan-Based Awards Table on page 25. The 2010 Grants of Plan-Based Awards Table also shows the aggregate grant date fair value of the restricted stock and stock options granted during fiscal year 2010 as determined in accordance with FASB ASC Topic 718.

(5)	The amounts shown in this column reflect the cash payment made to our named executive officers under the Cash Bonus Program in effect for fiscal year 2010. Awards under the Cash Bonus Program are made by the Compensation Committee of the Board of Directors in June 2010.

(6)	The amounts shown reflect the changes in the actuarial present values under our Retirement Income Plan and our Supplemental Executive Retirement Plan. See “Pension Benefits at March 31, 2010” on page 29 for more information on our Retirement Income Plan and our Supplemental Executive Retirement Plan.

(7)	All Other Compensation consists of the following:

			Defined
			Contribution	Professional
			Plan	Engineering	Service
	Insurance	401(k) Plan	Contributions	License Fee	Award	Total
Named Executive Officer	($)	Contributions ($)	($)	($)	($)	($)

James R. Lines	6,831	4,900	—	—	5,097	16,828
Jeffrey Glajch	4,200	3,172	5,688	—	—	13,060
Alan E. Smith	3,732	3,480	—	1,750	—	8,962
Jennifer R. Condame	1,172	3,317	—	—	—	4,489

(8)	Mr. Glajch joined us as our Vice President-Finance & Administration and Chief Financial Officer in March 2009.

(9)	Ms. Condame was promoted to the position of Chief Accounting Officer in July 2008. In such capacity, she served as our principal financial officer from that time until we hired Mr. Glajch as our Vice President-Finance & Administration and Chief Financial Officer in March 2009.

2010 Grants of Plan-Based Awards

The following table shows information regarding the grants of annual incentive cash compensation, stock options and restricted stock during fiscal year 2010 to our named executive officers.

									All Other
									Option Awards:
			Estimated Future Payouts			Estimated Future Payouts			Number of	Exercise or	Grant Date
			Under Non-Equity Incentive			Under Equity Incentive			Securities	Base Price	Fair Value
			Plan Awards(1)			Plan Awards(2)			Underlying	of Option	of Stock
	Type of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options(3)	Award	and Option
Name	Award	Date	($)	($)	($)	($)	($)	($)	(#)	($/Sh)	Awards(4)

James R. Lines	Options	5/28/09							5,922	15.22	54,897

	Restricted Stock	5/28/09				—	39,750	59,625			48,597

	Cash Bonus		79,500	159,000	238,500

Jeffrey Glajch	Options	5/28/09							4,693	15.22	43,504

	Cash Bonus		36,750	73,500	110,250

Alan E. Smith	Options	5/28/09							3,571	15.22	33,103

	Restricted Stock	5/28/09				—	23,969	35,953			29,299

	Cash Bonus		31,183	62,367	93,550

Jennifer R. Condame	Options	5/28/09							2,678	15.22	24,825

	Cash Bonus		16,094	32,188	48,281

(1)	The amounts shown in these columns reflect the incentive cash compensation amounts that potentially could have been earned during fiscal year 2010 based upon the achievement of company and individual performance goals under our Cash Bonus Program. The amounts of actual cash awards earned in fiscal year 2010 by our named executive officers under our Cash Bonus Program are set forth in the “Non-Equity Incentive Compensation” column in the 2010 Summary Compensation Table above. For more information regarding annual incentive cash compensation under our Cash Bonus Program, see “Annual Cash Incentive Compensation” in CD&A beginning on page 18.

(2)	Our restricted stock awards are denominated in dollars, but payable in stock. We determine the number of shares of restricted stock to grant by dividing the dollar value of the award by the closing price of a share of our common stock on the date of grant. For more information regarding restricted stock awards under our Stock Bonus Plan, see “Time-Vested Restricted Stock” and “Awards Granted For Fiscal Year 2009” in CD&A on pages 20 and 21.

(3)	These stock options were awarded pursuant to our Stock Bonus Plan and issued under our Incentive Plan.

(4)	The dollar values of stock options and restricted stock disclosed in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 10 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2010.

Annual Base Salaries as a Percent of Total Compensation

Annual base salaries paid to our named executive officers for fiscal year 2010 are shown in the 2010 Summary Compensation Table on page 24.

For fiscal year 2010, the base salary paid to each of our named executive officers constituted the following percentage of each executive’s total compensation: Mr. Lines-36%; Mr. Glajch-58%; Mr. Smith-46% and Ms. Condame-52%.

Risk Considerations in our Compensation Program

In fiscal year 2010, we undertook a detailed company-wide analysis of our compensation programs to assess whether they encourage our employees to take unnecessary or excessive risks that could have a material adverse effect on our business. We have concluded that our programs are appropriately tailored to encourage employees to grow our business, but not incent them to do so in a way that poses unnecessary or excessive material risk to us. For example, our Cash Bonus Program and our Stock Bonus Plan, which are our two primary executive compensation programs, balance each other by providing compensation that rewards short-term (Cash Bonus Program) and long-term (Stock Bonus Plan) performance. The Cash Bonus Program balances risk by considering several performance metrics and capping the maximum payout a named executive officer can receive. The Stock Bonus Plan provides balanced incentives through the mix of equity awards, which varies from year to year.

In addition, in fiscal year 2010, the Compensation Committee conducted its own risk assessment. As part of that assessment, the Compensation Committee reviewed the intent, purposes and practices of our compensation programs and plans. Such review was made in connection with a review of our business and acquisition strategies. Following such review, the Compensation Committee also concluded that our compensation programs do not expose us to material risk.

Employment Agreements

During fiscal year 2010 we were a party to employment agreements with Mr. Lines, Mr. Glajch and Mr. Smith. The following is a summary of the key terms of such employment agreements.

James R. Lines.  On August 1, 2006, we entered into an employment agreement with Mr. Lines which provides that Mr. Lines will receive an annual minimum base salary as well as other customary benefits. Mr. Lines is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Lines elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Lines turns 65. The agreement supersedes all prior employment agreements that we had with Mr. Lines.

Pursuant to our employment agreement with Mr. Lines, if he resigns for reasons other than a material breach of the agreement by us, departs from our employment without the approval of our Board of Directors, or is discharged for cause, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Lines also provides for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the company, as described under the headings “Involuntary Termination” and “Change in Control” on page 32 and 33.

Our employment agreement with Mr. Lines provides that we will indemnify him for all acts or omissions and for any suits brought against him which relates to duties he performed in good faith for us.

On December 31, 2008, we entered into an amendment to our employment agreement with Mr. Lines in order to bring such employment agreement into compliance with Section 409A of the Code. Section 409A imposes an excise tax penalty on an officer’s nonqualified deferred compensation arrangement that does not comply with its provisions.

Jeffrey Glajch.  On March 2, 2009, we entered into an employment agreement with Mr. Glajch to serve as our Vice President-Finance & Administration and Chief Financial Officer. The agreement provides that Mr. Glajch will receive an annual minimum base salary as well as other customary benefits. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Glajch elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Glajch turns 65.

Pursuant to our employment agreement with Mr. Glajch, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Glajch also provides for us to make certain payments to him in the event we terminate his employment without cause as described under the heading “Involuntary Termination” on page 32.

Our employment agreement with Mr. Glajch provides that we will indemnify him for all acts or omissions and for any suits brought against him which relates to duties he performed in good faith for us.

Alan E. Smith.  On July 30, 2007, we entered into an employment agreement with Mr. Smith to serve as our Vice President of Operations. The agreement provides that Mr. Smith will receive an annual minimum base salary as well as other customary benefits. Mr. Smith’s agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Smith elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Smith turns 65.

Pursuant to our employment agreement with Mr. Smith, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Smith also provides for us to make certain payments to him in the event we terminate his employment without cause as described under the heading “Involuntary Termination” on page 32.

Our employment agreement with Mr. Smith provides that we will indemnify him for all acts or omissions and for any suits brought against him which relates to duties he performed in good faith for us.

On December 31, 2008, we entered into an amendment to Mr. Smith’s employment agreement for the purpose of bringing such employment agreement into compliance with Section 409A.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in CD&A beginning on page 14, and encourage you to read the above tables and their footnotes in conjunction with such information.

Outstanding Equity Awards at March 31, 2010

The following table shows information regarding the number of unexercised stock options and the number and value of unvested restricted stock awards held by our named executive officers at March 31, 2010.

	Option Awards					Stock Awards
								Equity Incentive
	Number of	Number of						Plan Awards: Market
	Securities	Securities				Equity Incentive Plan		or Payout Value of
	Underlying	Underlying				Awards: Number of		Unearned Shares,
	Unexercised	Unexercised		Option		Unearned Shares, Units or		Units or Other
	Options	Options		Exercise	Option	Other Rights That Have		Rights That Have
	(#)	(#)		Price	Expiration	Not Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)

James R. Lines	3,750	3,750	(1)	7.98	6/1/2016
	1,875	1,875	(2)	6.84	7/27/2016
	3,298	6,596	(3)	6.90	5/31/2017
	633	1,899	(4)	30.88	5/29/2018
	—	5,922	(5)	15.22	5/28/2019
						1,918	(9)	34,505
						1,498	(10)	26,949
						3,193	(11)	57,442
Jeffrey Glajch	250	750	(6)	8.01	3/2/2019
	—	4,693	(5)	15.22	5/28/2019

Alan E. Smith	1,250	2,500	(7)	10.84	7/26/2017
	279	835	(4)	30.88	5/29/2018
	—	3,571	(5)	15.22	5/28/2019
						659	(10)	11,855
						1,925	(11)	34,631
Jennifer R. Condame	1,250	1,250	(1)	7.98	6/1/2016
	1,658	3,316	(3)	6.90	5/31/2017
	144	432	(4)	30.88	5/29/2018
	250	750	(8)	44.50	7/31/2018
	—	2,678	(5)	15.22	5/28/2019

(1)	One-fourth of this grant of stock options vested on each of June 1, 2007, June 1, 2008, and June 1, 2009. The remainder of this grant vests on June 1, 2010.

(2)	One-fourth of this grant of stock options vested on each of July 27, 2007, July 27, 2008 and July 27, 2009. The remainder of this grant vests on July 27, 2010.

(3)	One-fourth of this grant of stock options vested on each of May 31, 2008 and May 31, 2009. The remainder of this grant vests in equal installments on May 31, 2010 and May 31, 2011.

(4)	One-fourth of this grant of stock options vested on May 29, 2009. The remainder of this grant vests in equal installments on May 29, 2010, May 29, 2011 and May 29, 2012.

(5)	This grant of stock options vests in three equal installments on May 28, 2010, May 28, 2011 and May 28, 2012.

(6)	One-fourth of this grant of stock options vested on March 2, 2010. The remainder of this grant vests in equal installments on March 2, 2011, March 2, 2012 and March 2, 2013.

(7)	One-fourth of this grant of stock options vested on each of July 26, 2008 and July 26, 2009. The remainder of this grant vests in equal installments on July 26, 2010 and July 26, 2011.

(8)	One-fourth of this grant of stock options vested on July 31, 2009. The remainder of this grant vests in equal installments on July 31, 2010, July 31, 2011 and July 31, 2011.

(9)	Ten percent of this grant of restricted stock vested on May 31, 2008. Twenty percent of this grant of restricted stock vested on May 31, 2009. The remainder of this grant of restricted stock vests as follows: 30% on May 31, 2010; and 40% on May 31, 2011.

(10)	Ten percent of this grant of restricted stock vested on May 29, 2009. The remainder of this grant of restricted stock vests as follows: 20% on May 29, 2010; 30% on May 29, 2011; and 40% on May 29, 2012.

(11)	Fifty percent of this grant of restricted stock vests on May 28, 2011, and the remaining 50% vests on May 28, 2013.

2010 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised and stock awards that vested during fiscal year 2010 for each of our named executive officers.

	Option Awards		Stock Awards
Number of
	Shares	Value		Value
	Acquired on	Realized on	Number of Shares	Realized on
	Exercise	Exercise	Acquired on Vesting	Vesting(1)
Name	(#)	($)	(#)	($)

James R. Lines	—	—	714	9,996
Jeffrey Glajch	—	—	—	—
Alan E. Smith	—	—	73	1,022
Jennifer R. Condame	—	—	—	—

(1)	The value realized on the vesting of stock awards is the closing price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Benefits at March 31, 2010

The following table shows information at March 31, 2010 regarding our Retirement Income Plan and our Supplemental Executive Retirement Plan.

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited	Benefit(1)	Fiscal Year
Name	Plan Name	Service (#)	($)	($)

James R. Lines	Retirement Income Plan	26	353,943	—
	Supplemental Executive Retirement Plan	—	17,357	—
Jeffrey Glajch	Retirement Income Plan	—	—
	Supplemental Executive Retirement Plan	—	—
Alan E. Smith	Retirement Income Plan	17	102,164	—
	Supplemental Executive Retirement Plan	—	—	—
Jennifer R. Condame	Retirement Income Plan	18	100,481	—
	Supplemental Executive Retirement Plan	—	—	—

(1)	The present value of accumulated benefits indicated in the table were calculated using a 6.07% discount rate and the RP2000 Mortality Table for males and an age 63 retirement age, which are the same assumptions used for financial reporting purposes. The amounts indicated represent liabilities funded by the trust fund. Part of the accrued benefit will be provided by John Hancock Insurance Company through an annuity purchased in 1986.

Retirement Income Plan

Our Retirement Income Plan is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. The purpose of the Retirement Income Plan is to supplement Social Security benefits and to provide a reliable source of regular income for participants or their survivors after retirement by the participant. During fiscal year 2010, Mr. Lines, Mr. Smith and Ms. Condame were eligible to participate in the Retirement Income Plan.

Normal retirement under the Retirement Income Plan is the later of a participant’s 65th birthday or the 5th anniversary of the date on which he or she became a participant. Early retirement under the Retirement Income Plan is available for a participant who is at least 55 years old and has completed fifteen years or more of creditable service. The Retirement Income Plan also provides for a disability retirement allowance in the event of disability.

The Retirement Income Plan also provides for the payment of a retirement benefit in the event that a participant’s employment was terminated when the participant was not eligible for normal, early or disability retirement. Eligibility for such “vested retirement” requires the completion of five years of service with us. A participant who is entitled to a vested retirement allowance when his or her employment terminates will ordinarily begin receiving payments after reaching normal retirement age. If the participant has completed at least fifteen years of creditable service, he or she may elect to begin receiving payments on the first day of the month after he or she reaches age 55 and up to the first month after he or she reaches normal retirement age. The amount of a participant’s monthly vested retirement payments will vary depending on age, period of service and years of creditable service.

Benefits under the Retirement Income Plan are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. Benefits under the Retirement Income Plan are reduced to take into account a participant’s social security benefits paid for by the company.

The approximate years of creditable service as of March 31, 2010 of each of the named executive officers eligible to participate in the Retirement Income Plan are as follows: Mr. Lines-26; Mr. Smith-17; and Ms. Condame-18. We do not normally grant additional years of service credit.

The form and amount of the payments made under the Retirement Income Plan depends upon marital status when payment begins and the form of payment selected. The normal form of benefit for a married participant is a 50% joint and survivor annuity, which provides a retirement allowance in the form of reduced monthly payments that will continue for the rest of the participant’s life. If the participant is survived by the person who was the participant’s spouse when payments began, such spouse will receive survivor benefits equal to 50% of the amount of the payments made to the participant during his or her lifetime. His or her spouse will be paid survivor benefits for his or her remaining lifetime. With the spouse’s consent, a participant may elect to receive benefits in the form of a single life annuity, 100% joint and survivor annuity, a 10, 15, or 20 year certain annuity or a life annuity with a 10, 15, or 20 year guarantee.

Supplemental Executive Retirement Plan

In addition to the Retirement Income Plan, we maintain a Supplemental Executive Retirement Plan, which we refer to as the Supplemental Plan, that is a non-qualified deferred compensation plan and is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Code and the limitations on benefits imposed by section 415 of the Code.

A participant who has completed a period of service of at least five years under the Retirement Income Plan and whose benefits are limited by the above-referenced provisions of the Code, are entitled to receive a monthly benefit from the Supplemental Plan. All of our employed named executive officers as of the date of this proxy statement are eligible to participate in the Supplemental Plan, but Mr. Lines is the only named executive officer that currently has an accrued benefit under the Supplemental Plan.

The monthly benefit under the Supplemental Plan is determined by dividing the retirement benefits that would have been payable to or with respect to the plan participant had the limitations imposed by the Code not been applicable, by the retirement benefits payable to or with respect to the participant under the Retirement Income Plan.

A participant’s retirement benefits under the Supplemental Plan will be paid to or with respect to the participant in the same form and at the same time as the participant’s retirement benefits under the Retirement Income Plan. The benefits under the Supplemental Plan will cease upon cessation of benefits to the participant or his beneficiary under the Retirement Income Plan.

In the event of a “change in control” of our company, each participant in the Supplemental Plan would become 100% vested in his benefits. We have described the events that would constitute a “change in control” for the purposes of the Supplemental Plan under the heading “Potential Payments Upon Termination or Change in Control,” which begins on page 31.

Incentive Savings Plan

All of the named executive officers currently employed by us are also eligible to participate in our Incentive Savings Plan (our 401(k) savings plan), which is available to all of our employees. Pursuant to the Incentive Savings Plan, we match funds deferred at the election of participants, up to a certain percentage, and we make profit sharing contributions to the accounts of participants.

With respect to the profit sharing contributions, eligible employees hired after January 1, 2003 with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a contribution in an amount equal to 3.25% of eligible compensation received during such year, which contribution is paid on the first $245,000 of compensation, as adjusted for cost-of-living increases in accordance with section 401(a)(17) of the Code. The amounts allocated to participants under the Incentive Savings Plan vest after five years of employment.

Potential Payments upon Termination or Change in Control

The following information and table set forth the amount of payments to each of our named executives in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death, disability and termination following a change in control of the company.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive officer.

•	The amounts shown in the table assume that each named executive was terminated on March 31, 2010. Accordingly, the table reflects amounts earned as of March 31, 2010 and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination. The actual amounts to be paid to a named executive can only be determined at the time of the termination.

•	Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on the NYSE Amex on March 31, 2010.

•	A named executive is entitled to receive certain amounts earned during his term of employment regardless of the manner in which the named executive’s employment is terminated. These amounts include base salary, unused vacation pay and annual cash incentive compensation. These amounts are not shown in the table, except for potential prorated annual cash incentive compensation.

•	A named executive officer may exercise any stock options that are exercisable prior to the date of termination and will be entitled to receive unrestricted shares of common stock with respect to any restricted stock awards for which the vesting period has expired prior to the date of termination. Any payments related to these stock options and restricted stock awards are not included in the table as they are not payable upon the termination of a named executive officer’s employment or upon a change in control of the company.

•	A named executive officer will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our Incentive Plan and any pension plans in which the named executive officer participates. These amounts are not included in the table as these amounts are disclosed under the heading “Pension Benefits at March 31, 2010” on page 29 unless such amounts are accelerated or enhanced in the event of the termination of a named executive officer’s employment or upon a change in control of the company.

Normal and Early Retirement

A named executive officer is eligible to elect normal retirement at age 65 and early retirement at age 55-64 with at least five and fifteen years, respectively, of creditable service to the company, as discussed under the heading “Pension Benefits at March 31, 2010” on page 29 .

As of March 31, 2010, none of our named executive officers were eligible for normal retirement.

Pursuant to our Stock Bonus Plan, upon the retirement (voluntary termination of employment after attaining age 62 with 10 or more years of full-time service) of a named executive officer, all unvested shares of time-vested restricted stock and stock options held by the named executive officer will become immediately vested and the stock options will become exercisable in full. All unvested shares of performance-vested restricted stock held by the named executive officer will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of retirement.

Voluntary Termination and Termination for Cause

Pursuant to our employment agreements with Mr. Lines, Mr. Glajch and Mr. Smith, cause exists if the Board of Directors determines that there has been willful misconduct by the named executive officer in connection with the performance of his duties or if the named executive officer has engaged in any other conduct that has been materially injurious to the company. Under their respective employment agreements, upon termination for cause, we would pay all legal fees and other expenses incurred by such named executive officer if he in good faith contests the termination. The named executive officer would be required to reimburse us for all such costs if a court of final adjudication were to determine that the executive did not act in good faith in bringing such challenge.

A named executive officer is not entitled to receive any severance payments or other benefits upon his voluntary decision to terminate his employment with the company prior to being eligible for retirement or upon termination for cause.

Involuntary Termination

Our employment agreement with Mr. Lines also provides that, upon termination without cause, or if he resigns because of our material breach of his employment agreement, we will have the following obligations: (1) pay to him compensation due him through the date of termination, including any accrued bonus; (2) continue his base salary for nine months following such termination; (3) pay to him a lump sum payment equal to nine months’ base salary; (4) provide him with continuing health care coverage for a period of eighteen months following the effective date of termination of his employment; and (5) pay for certain outplacement services. Our obligation to make payments upon any termination of Mr. Lines without cause or upon his resignation because of a material breach of the agreement by us is conditioned on his execution of an enforceable release of all claims against us and his compliance with all provisions of the employment agreement.

Our employment agreements with Messrs. Glajch and Smith provide that, upon termination without cause, or if either such officer resigns because of our material breach of his respective employment agreement, we will pay compensation due to them through the date of termination, including any accrued bonus; and that we will pay, in regular monthly payments, their respective salaries for twelve months following the effective date of their termination of employment.

Death or Disability

Pursuant to our Stock Bonus Plan, upon the death or disability of a named executive officer, all unvested shares of time-vested restricted stock and stock options held by the named executive officer will become immediately vested and the stock options will become exercisable in full. All unvested shares of performance-vested restricted stock held by the named executive officer will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of the named executive officer’s death or disability.

Mr. Lines participates in our life insurance plan, whereby the beneficiary of a named executive officer would be entitled to a death benefit equal to three times his base salary.

In addition, we pay the premiums for life insurance policies for Mr. Lines, whereby in the event of his death, his beneficiary would be entitled to the payment of a death benefit equal to $2,272,771. We also provide each of our other named executive officers with $2,500 annually for the purpose of procuring a term life insurance policy.

Mr. Lines, Mr. Glajch, Mr. Smith and Ms. Condame each also participate in our short-term disability program that is available to our managers and executive officers. Pursuant to such program, each such named executive officer would be entitled to payments equal to his full base salary for six months following such disability. Mr. Lines, Mr. Glajch, Mr. Smith and Ms. Condame each also participates in our long-term disability plan that is available to all of our salaried employees.

Change In Control

James R. Lines.  Our employment agreement with Mr. Lines, as amended, provides that, upon the occurrence of a triggering event that would be deemed an event of termination within two years after a change in control of the company, Mr. Lines would be entitled to certain payments, including, among other things, a lump sum payment equal to one dollar less than three times his annualized tax-includable compensation (including bonus) for the five most recent taxable years ending before the date of such change in control.

In addition, all unvested stock options would become immediately vested and exercisable and any unvested shares of restricted stock would become immediately vested. We would also be required to pay to Mr. Lines within six months of the triggering event a lump sum payment amount equal to the excess, if any, of: (1) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were 100% vested under such plans, over (2) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination. Mr. Lines’s employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes.

Pursuant to our employment agreement with Mr. Lines, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

For the purposes of the termination benefits payable to Mr. Lines, a change in control would include the following events:

•	if any person, party or group (other than the company, any subsidiary of the company or any employee benefit plan sponsored by the company or any subsidiary), directly or indirectly, becomes the beneficial owner of 30% or more of the combined voting power of the outstanding securities of the company ordinarily having the right to vote at the election of directors;

•	a change in the composition of our Board of Directors such that members of our Board as of August 2006 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising the Board of Directors as of August 2006);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Lines for any reason other than death, disability or cause, or resignation of Mr. Lines under the following circumstances:

•	a change in the nature or scope of his authority from that prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the company to make any increase in compensation to which Mr. Lines may be entitled under his employment agreement, or action by the company to decrease his base salary;

•	a change requiring Mr. Lines to perform services other than in Batavia, New York or in any location more than thirty miles distant from Rochester, New York, except for certain required travel on the company’s business;

•	without his express written consent, the assignment to Mr. Lines of any duties inconsistent with his positions, duties, responsibilities and status with the company immediately prior to the change in control;

•	a failure by the company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Lines was participating at the time of the change in control or the taking of any action by the company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the company, the failure by the company to obtain the assumption of the agreement to perform his employment agreement by any successor company.

In addition, in the event of a change in control, if the company fails to increase the base salary for Mr. Lines by a specified amount or if his base salary is decreased, then he would be entitled to terminate his employment agreement and we would be obligated to pay to him the same payments to which he would be entitled upon the occurrence of an event of termination in connection with a change in control.

Mr. Glajch.  Under Mr. Glajch’s employment agreement, he will not be entitled to any payments by us upon the occurrence of a change in control. Rather, upon the occurrence of a change in control, Mr. Glajch must continue to provide us with the services contemplated by the employment agreement until three months after a change in control has occurred. For the purposes of the employment agreement, the following events would constitute a change in control:

•	the acquisition by any person or entity of 25% or more of the outstanding equity stock of the company who was not an owner of 20% of the equity stock of the company;

•	a change in the composition of our Board of Directors such that members of our Board as of March 2009 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising the Board of Directors as of March 2009);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

Mr. Smith.  Under Mr. Smith’s employment agreement, he will not be entitled to any payments by us upon the occurrence of a change in control. Rather, upon the occurrence of a change in control, Mr. Smith must continue to provide us with the services contemplated by the employment agreement until three months after a change in control has occurred. For the purposes of the employment agreement, the following events would constitute a change in control:

•	the acquisition by any person or entity of 25% or more of the outstanding equity stock of the company who was not an owner of 20% of the equity stock of the company;

•	a change in the composition of our Board of Directors such that members of our Board as of August 2007 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising the Board of Directors as of August 2007);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

General.  In the event of any sale, merger or any form of business combination affecting us, our employment agreements with Mr. Lines, Mr. Glajch and Mr. Smith require us to obtain the express written assumption of the agreement by the acquiring or surviving entity, and failure to do so would entitle the executive officer to all payments and other benefits to be provided by us in the event of termination without cause.

In addition, pursuant to the Supplemental Plan, in the event of a “change of control,” each participant in our Supplemental Plan, which currently includes Mr. Lines, Mr. Glajch, Mr. Smith and Ms. Condame, would become 100% vested in his or her benefits.

ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Event	James R. Lines		Jeffrey Glajch	Alan E. Smith	Jennifer R. Condame

Normal and Early Retirement
Prorated annual cash incentive compensation	$217,295		$97,388	90,431	$46,672
Accelerated vesting of stock options	$—		$—	$—	$—
Accelerated vesting of time-vested and performance-vested restricted stock	$—		$—	$—	$—

Total	$217,295		$97,388	$90,431	$46,672
Voluntary Termination and Termination for Cause
Prorated annual cash incentive compensation	$217,295		$97,388	$90,431	$46,672

Total	$217,295		$97,388	$90,431	$46,672
Involuntary Termination
Prorated annual cash incentive compensation	$217,295		97,388	$90,431	$46,672
Continued salary	$198,750		—	—	—
Cash severance payment	$198,750		$210,000	$178,190	—
Healthcare coverage	$16,091		—	—	—
Outplacement services(1)	$40,000		—	—	—

Total	$670,886		$307,388	$268,621	$46,672
Death
Prorated annual cash incentive compensation	$217,295		$97,388	$90,431	$46,672
Life insurance proceeds	$3,067,771		$2,630,000	$1,954,570	$2,061,250
Accelerated vesting of stock options	$148,012		$20,485	$27,767	$56,710
Accelerated vesting of time-vested and performance-vested restricted stock	$118,896		$—	$46,486	$—

Total	$3,551,974		$2,747,873	$2,119,254	$2,164,632
Disability
Prorated annual cash incentive compensation	$217,295		$97,388	$90,431	$46,672
Short-term disability payments	$132,500		$105,000	$89,095	$64,375
Accelerated vesting of stock options	$148,012		$20,485	$27,767	$56,710
Accelerated vesting of time-vested and performance-vested restricted stock	$118,896		$—	$46,486	$—

Total	$616,703		$222,873	$253,779	$167,757
Change in Control with Termination
Prorated annual cash incentive compensation	$217,295		$97,388	$90,431	$46,672
Accelerated vesting of stock options	$148,012		—	—	—
Accelerated vesting of restricted stock	$118,896		—	—	—
Cash severance payment	$1,177,675		—	—	—
Healthcare coverage	16,091		—	—	—
Outplacement services	40,000		—	—	—
Pension enhancement	—		—	—	—
Accelerated vesting of SERP benefits	—		—	—	—

Total	$1,717,969	(2)	$97,388	$90,431	$46,672

(1)	Pursuant to our employment agreement with Mr. Lines, reimbursement of outplacement services is limited to a total amount of $40,000.

(2)	Such amount takes into account limitations imposed by our employment agreement with Mr. Lines, whereby certain amounts otherwise payable to Mr. Lines upon termination following a change in control may be reduced in connection with limitations on deductibility by the company for federal income tax purposes imposed by Section 280G of the Code.

Director Compensation Programs

The Compensation Committee annually reviews and approves compensation for our independent directors. Mr. Lines, our President and Chief Executive Officer, is not an independent director under applicable NYSE Amex and Securities and Exchange Commission rules and, therefore, he does not receive any additional compensation for services as a director.

We use a combination of cash and equity-based compensation to attract and retain our independent directors. As described below, director compensation consists of an annual cash retainer; an additional annual cash retainer for the Chairman of the Board of Directors and the chair of each committee of the Board; committee meeting fees; share equivalent units; restricted stock awards; and stock options. We also reimburse our directors for reasonable expenses incurred in connection with their attendance at Board and committee meetings. We do not provide retirement benefits to our independent directors.

Cash Compensation

Each of our non-employee directors receives an annual fee of $15,000 for service on the Board of Directors. Additionally, each non-employee director receives a fee of $1,000 for each Board or committee meeting attended, except that if such meeting is held by telephone conference call or by unanimous written consent, the fee is reduced to $500. If the Board of Directors and/or one or more committees meet on the same day, a full meeting fee is paid for one meeting and one-half of the meeting fee is paid for each additional meeting attended that day.

The Chairman of the Board of Directors and each of our directors serving as chairman of committees of the Board of Directors receive additional fees for such service. For fiscal year 2010, the Chairman of the Board of Directors received an additional annual fee of $15,000, the Chairman of the Audit Committee received an additional annual fee of $6,000, the Chairman of the Compensation Committee received an additional annual fee of $5,000, and the Chairman of the Employee Benefits Committee and the Chairman of the Nominating and Corporate Governance Committee each received an additional annual fee of $3,000.

Equity Compensation

Share Equivalent Units.  Non-employee directors elected prior to May 2009 participate in the Outside Directors’ Long-Term Incentive Plan, referred to in this proxy statement as the LTIP. The LTIP credits each of our non-employee directors with Share Equivalent Units, or SEUs, for five fiscal years during the term of such director’s service, subject to our attainment of certain performance objectives. Upon termination of a non-employee director’s service, but not before, the non-employee director may redeem each SEU for one share of our common stock or, alternatively and subject to our discretion, for the cash equivalent at the closing price of the stock on the NYSE Amex on the date of termination of service, subject to certain limitations which are discussed further below.

Under the LTIP, SEUs are credited to each non-employee director’s account for each of the first five fiscal years during such director’s term in which we produce consolidated net income in an amount at least equal to the consolidated net income specified in our budget for each such fiscal year. Such determinations are made annually shortly after the end of our fiscal year. Each SEU is valued at the market value of one share of our common stock on the valuation date, which is the last day of trading of the first quarter following the end of a fiscal year for which SEUs are to be credited. The number of SEUs to be credited is determined by dividing the value of one SEU into $10,000.

In the event we elect under the LTIP to redeem a director’s SEUs for cash representing a commensurate number of our shares of our common stock, the cash value will be determined by multiplying the number of SEUs held by such director on the date of his or her termination from service multiplied by the closing price of our stock on the date of such termination. However, the cash value of each SEU may not exceed the greater of $3.20 per share or the price on the valuation date when initially credited to such director’s account.

In the event we elect to redeem a director’s SEUs for a commensurate number of shares of our common stock, the number of shares we pay to such director shall be determined as follows:

•	if the fair market value is at or below the valuation date price, each SEU will be redeemed for one share of common stock;

•	if the fair market value is greater than the valuation date price but less than $3.20 per share, each SEU will be redeemed for one share of our common stock;

•	if the fair market value is greater than $3.20 per share and the valuation date price was less than or equal to $3.20 per share, the number of shares constituting the redemption price of a director’s SEUs will be determined by multiplying the number of SEUs times $3.20 and dividing the product by the fair market value; and

•	if the fair market value is greater than the valuation date price and the valuation date price was greater than $3.20 per share, the number of shares constituting the redemption price of a director’s SEUs will be determined by multiplying the number of SEUs times the valuation date price and dividing the product by the fair market value.

Outstanding SEUs accrue dividends quarterly in accordance with our regular dividend policy and such dividends are reflected in each director’s account after the end of each fiscal year.

In May 2009, the Compensation Committee determined to suspend the LTIP’s applicability to any director first elected after such date. Such suspension of the LTIP will not affect SEUs applicable to any of our current directors.

Options.  Our non-employee directors are also eligible to participate in the Incentive Plan, pursuant to which they may be granted options to purchase shares of our common stock. No options were granted to our non-employee directors during fiscal year 2010.

Restricted Stock.  On March 12, 2009, the Compensation Committee determined that future equity compensation awards to directors would be in the form of time-vested restricted stock awarded under the Incentive Plan. Accordingly, on May 28, 2009, the Compensation Committee awarded each of our independent directors 1,643 shares of time-vested restricted stock. The shares of restricted stock awarded to our independent directors vest on the first anniversary of the date of grant.

Stock Ownership Guidelines

In order to more closely align the interests of our Directors with the interests of our stockholders, on March 27, 2006, the Compensation Committee established minimum stock ownership guidelines that require our Directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. The Compensation Committee modified these ownership guidelines on March 12, 2009.

Prior to the modification of our stock ownership guidelines, our Directors were required to own not less than 4,000 shares of our common stock. As a result of the March 12, 2009 modification, our Directors are required to own shares of our common stock valued at least 3.0 times their annual retainer. Directors must be in compliance with such ownership guidelines within five years from the date the guidelines were adopted. Individuals who subsequently become Directors must comply with the ownership guidelines within five years of becoming subject to such guidelines.

The Compensation Committee monitors the progress made by Directors in achieving their stock ownership guidelines and, in its discretion, may modify the guidelines and/or time frames for some or all Directors.

2010 Director Summary Compensation Table

The following table shows information regarding the compensation of our Directors for fiscal year 2010.

	Fees Earned
	or Paid			All Other
	in Cash	Stock Awards(1)(2)	SEU Awards(3)	Compensation(4)	Total
Name	($)	($)	($)	($)	($)

Helen H. Berkeley	22,500	25,000	10,000	1,110	58,610
Jerald D. Bidlack	41,000	25,000	—	1,591	67,591
Alan Fortier	24,500	25,000	10,000	60	59,560
James R. Lines(5)	—	—	—	—	—
James J. Malvaso	30,000	25,000	10,000	190	65,190
Gerard T. Mazurkiewicz	30,000	25,000	10,000	82	65,082
Cornelius S. Van Rees	29,000	25,000	—	1,591	55,591

(1)	The table below presents the aggregate number of unexercised stock option awards and unvested restricted stock awards for each of our independent directors at March 31, 2010.

	Stock Option	Restricted
	Awards	Stock Awards

Helen H. Berkeley	10,924	1,643
Jerald D. Bidlack	10,924	1,643
Alan Fortier	924	1,643
James J. Malvaso	7,174	1,643
Gerard T. Mazurkiewicz	5,924	1,643
Cornelius S. Van Rees	37,174	1,643

(2)	The amounts shown in this column represent the estimated grant date fair value for the shares of restricted stock granted to each independent director during fiscal year 2010. The value of each such restricted stock award is computed in accordance with FASB ASC Topic 718 on the same basis as disclosed at footnote 2 to the 2010 Summary Compensation Table on page 24. Each independent director was granted 1,643 shares of restricted stock during fiscal year 2010 under the Incentive Plan.

(3)	Each SEU is valued at the market value of one share of our common stock on the valuation date, which is the last day of trading of the first quarter following the end of a fiscal year for which SEUs are to be credited. The number of SEUs to be credited is determined by dividing the value of one SEU into $10,000. For more information regarding SEUs, see “Share Equivalent Units” on page 36.

(4)	These amounts are dividends earned on outstanding SEUs during fiscal year 2010 pursuant to our regular dividend policy.

(5)	Mr. Lines serves as our President and Chief Executive Officer and is not an independent director under applicable NYSE Amex and Securities and Exchange Commission rules. Therefore, Mr. Lines does not receive the compensation described under “Cash Compensation” or “Equity Compensation” on pages 36 and 37. All compensation earned by Mr. Lines in fiscal year 2010 is shown in the 2010 Summary Compensation Table on page 24 and the 2010 Grants of Plan-Based Awards Table on page 25.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal year 2010 were Directors Malvaso (Chairman), Berkeley, Bidlack, Fortier and Van Rees. Director Van Rees is our Corporate Secretary but receives no compensation for his service in such capacity. Mr. Van Rees participated in the Board of Directors’ deliberations regarding compensation of all of our compensated executive officers.

During fiscal year 2010, no member of our Compensation Committee, except for Mr. Van Rees: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, no executive officer served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) as a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our Audit Committee reviews all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants in advance for review and approval. All existing related person transactions are reviewed at least annually by the Audit Committee. Any director or executive officer with an interest in a related person transaction is expected to recuse himself or herself from any consideration of the matter.

Although the Audit Committee has not established a written policy regarding the approval of related person transactions, when evaluating these transactions, the Audit Committee considers, among other factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

To the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the NYSE Amex and other relevant rules related to independence.

In addition, our Audit Committee also reviews all transactions between us and any entity with which an independent director is an affiliate, taking into account the factors listed above as well as all other factors deemed appropriate by the Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information, as of June 7, 2010, regarding the only persons known to us to be the beneficial owners of more than five percent of the outstanding shares of our common stock, with percentages based on 9,880,645 shares issued and outstanding.

	Number of Shares	Percent of Class
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned

Royce & Associates, LLC(1) 745 Fifth Avenue New York, New York 10151	700,550	7.1%
BlackRock, Inc.(2) 40 East 52nd Street New York, New York 10022	587,328	5.9%

(1)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on January 25, 2010 by Royce & Associates, LLC. Royce & Associates, LLC reports sole voting and dispositive power with respect to all 700,550 shares.

(2)	This information as to the beneficial ownership of shares of our common stock is based on a Schedule 13G filed with the Securities and Exchange Commission on January 29, 2010 by BlackRock, Inc. BlackRock, Inc. reports sole voting and dispositive power with respect to all 587,328 shares.

SECURITY OWNERSHIP OF MANAGEMENT(1)

The table below shows certain information as of June 7, 2010 regarding shares of our common stock held by (1) each of our directors and our director nominees; (2) each our of named executive officers, as defined on page 14; and (3) all directors and executive officers as a group.

	Number of Shares		Percent of Class
Name of Beneficial Owner(1)	Beneficially Owned(2)		Beneficially Owned(2)(3)

Helen H. Berkeley(4)	190,144	(6)	1.9%
Jerald D. Bidlack(4)	35,744	(7)	-
Jennifer R. Condame(5)	11,794	(8)	-
Alan Fortier(4)	3,744	(9)	-
Jeffrey Glajch(5)	11,604	(10)	-
James R. Lines(4)(5)	45,414	(11)	-
James J. Malvaso(4)	12,494	(12)	-
Gerard T. Mazurkiewicz(4)	7,744	(13)	-
Alan E. Smith(5)	10,785	(14)	-
Cornelius S. Van Rees(4)	63,994	(15)	-
All directors and executive officers as a group (10 persons)(16)	393,461		3.9%

(1)	On March 12, 2009, we amended our stock ownership guidelines for our executive officers and directors. Under the stock ownership guidelines: (1) our Chief Executive Officer is required to own common stock in an amount equal to at least 3.00 times his base salary; (2) our other executive officers are required to own common stock in an amount equal to at least 1.00 times their respective base salaries; and (3) our directors are required to own common stock in an amount equal to at least 3.00 times their annual retainers. Our current executive officers and directors must be in compliance with the stock ownership guidelines within five years from the date the guidelines were first adopted in 2006. Individuals who become executive officers or directors must comply with the ownership guidelines within five years of becoming subject to such guidelines. The stock ownership guidelines require our executive officers to retain 50% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

(2)	As reported by such persons as of June 7, 2010 with percentages based on 9,880,645 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by the stockholder.

(3)	We have omitted percentages of less than 1% from the table.

(4)	Director.

(5)	Named executive officer.

(6)	The amount shown for Mrs. Berkeley includes 1,639 shares of restricted stock and presently exercisable options to purchase 9,212 shares.

(7)	The amount shown for Mr. Bidlack includes 1,639 shares of restricted stock, presently exercisable options to purchase 9,212 shares and 3,250 shares pledged as security in connection with a margin loan.

(8)	The amount shown for Ms. Condame includes 1,791 shares of restricted stock, presently exercisable options to purchase 7,497 shares and 2,506 shares held by the Employee Stock Ownership Plan of Graham Corporation trustee and allocated to Ms. Condame’s account, as to which Ms. Condame has sole voting power but no dispositive power, except in limited circumstances.

(9)	The amount shown for Mr. Fortier includes 1,639 shares of restricted stock and presently exercisable options to purchase 462 shares.

(10)	The amount shown for Mr. Glajch includes 4,090 shares of restricted stock and presently exercisable options to purchase 1,814 shares.

(11)	The amount shown for Mr. Lines includes 10,615 shares of restricted stock, presently exercisable options to purchase 21,086 shares and 5,570 shares held by the Employee Stock Ownership Plan of Graham Corporation trustee and allocated to Mr. Lines’ account, as to which Mr. Lines has sole voting power but no dispositive power, except in limited circumstances.

(12)	The amount shown for Mr. Malvaso includes 1,639 shares of restricted stock and presently exercisable options to purchase 5,462 shares.

(13)	The amount shown for Mr. Mazurkiewicz includes 1,639 shares of restricted stock and presently exercisable options to purchase 2,962 shares.

(14)	The amount shown for Mr. Smith includes 5,909 shares of restricted stock and presently exercisable options to purchase 4,247 shares.

(15)	The amount shown for Mr. Van Rees includes 1,639 shares of restricted stock and presently exercisable options to purchase 35,462 shares.

(16)	See footnotes 6 through 15 to this table. The amount shown includes 32,239 shares of restricted stock, presently exercisable options to purchase 97,416 shares, 8,076 shares allocated to the executive officers under the ESOP, as to which the executive officers may exercise voting power, but not dispositive power, except in limited circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our Directors and officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Based solely on the written representations of our Directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission, we believe that during fiscal year 2010 all of our Directors and officers timely complied with the filing requirements of Section 16(a).

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our annual meeting of stockholders for our fiscal year ending March 31, 2011, we must receive the proposal no later than February 14, 2011. If the proposal is in compliance with all of the requirements set forth in Rule 14a-8 under the Exchange Act, and, if the proposal pertains to the election of directors, the criteria described under the heading “Nominating and Corporate Governance Committee” on page 12, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2011 annual meeting. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Pursuant to our by-laws, stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 may be acted upon at the 2011 annual meeting only if written notice of the proposal complying with the requirements set forth in our by-laws is delivered to or received by our Corporate Secretary not later than the following dates: (1) 60 days in advance of the annual meeting, if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s annual meeting, or (2) 90 days in advance of the annual meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting. If the annual meeting is to be held at a time other than within such periods, then stockholder notices and proposals must be delivered to or received by our Corporate Secretary before the close of business on the 10th day following the date on which notice of the annual meeting is first given to stockholders via press release or in a document that we publicly file with the Securities and Exchange Commission.

Assuming that the 2011 annual meeting of stockholders is held on July 29, 2011, stockholder proposals must be received by May 30, 2011. Stockholder proposals that do not comply with the foregoing requirements will be considered untimely and will not be acted upon at the 2011 annual meeting. Stockholder notices and proposals should be delivered to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented for action at the 2010 annual meeting. Should any other matters come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Executive Officer

Dated: June 14, 2010

APPENDIX A

GRAHAM CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose of Plan

The purpose of the Plan is to provide employees of the Company with an opportunity to purchase Common Stock at a discount through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code, and the provisions of the Plan shall be construed consistent with such intention.

2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Applicable Percentage” means, with respect to an Offering Period, 85%, or such other percentage from 85% to 100%, as determined by the Committee in its sole discretion for that Offering Period and applicable to all Participants.

(b) “Board” means the Board of Directors of Graham.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated and other official guidance issued thereunder.

(d) “Committee” means the committee established pursuant to Section 4 to be responsible for the general administration of the Plan.

(e) “Common Stock” means Graham’s common stock, par value $0.10 per share.

(f) “Company” means Graham and each of its U.S. “subsidiary corporations,” as defined by Section 424(f) of the Code.

(g) “Eligible Compensation” means the regular earnings of an Eligible Employee, including salary, overtime, bonuses, and salary reduction contributions pursuant to elections under a plan subject to Sections 125 or 401(k) of the Code.

(h) “Eligible Employee” means any employee of the Company that meets the eligibility requirements of Section 5.

(i) “Enrollment Form” means the electronic or hardcopy form filed with the Committee or its designated agent pursuant to Section 6.

(j) “Fair Market Value” of Common Stock on a given date means the closing sale price of the Common Stock on the NYSE Amex, or if the NYSE Amex is not open for trading on such date, then on the most recent preceding date when the NYSE Amex is open for trading.

(k) “Graham” means Graham Corporation, a Delaware corporation.

(l) “Offering Commencement Date” means, with respect to an Offering Period, the first day of that Offering Period.

(m) “Offering Period” means a six-month period; provided, however, that the first Offering Period shall commence on September 1, 2010 and shall end on December 31, 2010. Successive Offering Periods shall commence on the day following the end of the preceding Offering Period (i.e., January 1 or July 1) and shall end on the six-month anniversary of the commencement date (i.e., June 30 or December 31).

(n) “Participant” means an Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

(o) “Payroll Deduction Account” means the account established for a Participant to hold payroll deductions pursuant to Section 6.

(p) “Plan” means this Graham Corporation Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

(q) “Purchase Date” means, with respect to an Offering Period, the last day of that Offering Period.

(r) “Rule 16b-3” means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.

3.	Shares Subject to the Plan

Subject to the provisions of Section 12, the total number of shares of Common Stock which may be purchased by employees under the Plan shall not exceed 200,000. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company.

4.	Administration of the Plan

The Plan shall be administered by the Committee appointed by the Board, which shall be comprised of two or more members of the Board, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3. The Committee shall be the Compensation Committee of the Board unless the Board shall appoint another committee to administer the Plan.

Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

5.	Eligible Employees

Any employee of the Company shall be eligible to participate in the Plan, except an employee who owns (or is considered as owning within the meaning of Section 424(d) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. No director of the Company who is not an employee shall be eligible to participate in the Plan.

6.	Election to Participate

An Eligible Employee may become a Participant effective on the first day of any Offering Period coincident with or following the date he or she becomes an Eligible Employee by filing with the Committee or its designated agent an Enrollment Form authorizing specified regular payroll deductions from his or her Eligible Compensation. Such regular payroll deductions shall be subject to a maximum deduction of a maximum dollar amount specified by the Committee for such Offering Period.

Payroll deductions for an Offering Period shall commence on the first payroll date occurring on or after the applicable Offering Commencement Date and shall end on the last payroll date occurring on or before the Purchase Date for that Offering Period. A Participant’s payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant.

A Participant may at any time withdraw from the Plan and cease to be a Participant following the end of the Offering Period in which the election is made to discontinue participation. A Participant may, to be effective as of the first day of the next following Offering Period, increase or decrease his or her payroll deduction by filing a new Enrollment Form. Elections shall last the entire Offering Period, or until the employee ceases to be a Participant, whichever is longer.

Enrollment Forms must be filed with the Committee or its designated agent not less than ten days before the beginning of an Offering Period to be effective for that Offering Period, unless a shorter period of time is prescribed by the Committee. An Enrollment Form not filed within the prescribed filing period shall be effective the first day of the Offering Period following the Offering Period in which it would otherwise become effective.

As a condition of participation in the Plan, each Participant agrees to notify the Company if he or she sells or otherwise disposes of any Common Stock purchased by him or her under the Plan within two years of the Purchase Date on which such shares were purchased.

7.	Purchase of Shares

Each Participant having eligible funds in his or her Payroll Deduction Account on a Purchase Date shall be deemed, without any further action, to have purchased the number of full shares of Common Stock which the eligible funds in his or her Payroll Deduction Account could purchase on that Purchase Date at a price per share that shall be the lesser of (a) the Applicable Percentage of the Fair Market Value of such share on the Purchase Date, or (b) the Applicable Percentage of the Fair Market Value of such share on the Offering Commencement Date. The Payroll Deduction Account of each such Participant shall be charged for the amount of such purchase and shares shall be issued to the Participant as of the Purchase Date. No fractional shares shall be purchased; any funds in a Participant’s Payroll Deduction Account that are insufficient to purchase a full share shall be retained in the Participant’s Payroll Deduction Account for the following Offering Period, subject to earlier payment to the Participant pursuant to Section 13 or 15. Except for amounts not expended because of the preceding sentence, any funds left over in a Participant’s Payroll Deduction Account after a Purchase Date shall be returned to the Participant.

As soon as administratively practicable following each Purchase Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each Participant or his or her broker, or a broker designated by the Committee, of the shares purchased by that Participant on that Purchase Date.

8.	Registration of Shares

Shares of Common Stock will be registered only in the name of the Participant or, if he or she so indicates on his or her Enrollment Form, in the Participant’s name jointly with one other person, with right of survivorship.

9.	Limitation on Purchases

(a) During any one calendar year, no Participant shall have the right to purchase under the Plan (and all other plans qualified under Section 423 of the Code) shares of Common Stock having a Fair Market Value (determined as of an Offering Commencement Date) in excess of $25,000. The purpose of this limitation is to comply with Section 423(b)(8) of the Code and shall be interpreted accordingly.

(b) A Participant’s Payroll Deduction Account may not be used to purchase Common Stock on any Purchase Date to the extent that after such purchase the Participant would own (or be considered as owning within the meaning of Section 424(d) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. For this purpose, stock which the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Purchase Date on which this Section 9(b) limits a Participant’s ability to purchase Common Stock, the employee shall cease to be an Eligible Employee and a Participant.

10.	Rights as a Stockholder

None of the rights or privileges of a stockholder of Graham shall exist with respect to shares of Common Stock purchased under the Plan until the date as of which such shares are delivered pursuant to Section 7.

11.	Rights Not Transferable

Except as expressly provided in Section 13, neither payroll deductions credited to a Participant’s Payroll Deduction Account nor any rights with regard to participation in the Plan nor the right to receive shares of Common Stock shall be transferable in any way by a Participant.

12.	Change in Capital Structure

In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which Graham is the surviving corporation or other change in Graham’s capital stock applicable to all stockholders generally, the number and kind of shares of stock or other securities of Graham to be subject to the Plan, the maximum number of shares or other securities which may be delivered under the Plan, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

If Graham is a party to a consolidation or a merger in which Graham is not the surviving corporation, a transaction that results in the acquisition of substantially all of Graham’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of Graham’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

13.	Retirement, Termination and Death

In the event of a Participant’s death or retirement or termination of employment for any reason, or in the event that a Participant ceases to be such, then no further purchase of shares shall be made by him or her under the Plan. In such event, the amount remaining in the employee’s Payroll Deduction Account shall be refunded to him or her without interest. In the event of a Participant’s death, the amount in his or her Payroll Deduction Account shall be delivered without interest to the beneficiary designated by the Participant in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participant, such amount shall be delivered to the employee’s estate without interest.

14.	Amendment of the Plan

The Board may at any time, or from time to time, amend the Plan in any respect; provided, however, that the stockholders of Graham must approve any amendment that would materially (a) increase the benefits accruing to Participants under the Plan, (b) increase (other than pursuant to Section 12) the number of securities that may be issued under the Plan, or (c) modify the requirements as to eligibility for participation in the Plan.

15.	Termination of the Plan

The Plan and all rights of employees hereunder shall terminate on the earlier of: (a) the Purchase Date that Participants become entitled to purchase a number of shares greater than the number of shares remaining available for purchase under the Plan; or (b) a date specified by the Board in its sole discretion. In the event that the Plan terminates under circumstances described in clause (a) of this Section, the shares remaining as of the termination date shall be purchased by Participants on a pro-rata basis. Upon termination of the Plan, all amounts in an employee’s Payroll Deduction Account that are not used to purchase Common Stock will be refunded to such employee.

16.	General Provisions

(a) Term of Plan.  The Plan shall become effective upon (a) due approval of the Plan by the stockholders of the Company within 12 months after its adoption by the Board, and (b) the effectiveness of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares of Common Stock subject to the Plan. Once effective, the Plan shall continue in effect until all of the shares of Common Stock available under the Plan, as increased or adjusted from time to time, have been issued under the Plan, unless sooner terminated by the Board.

(b) Use of Funds.  All payroll deductions received or held by the Company under the Plan shall be general corporate funds, and as such, may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate payroll deductions or pay interest thereon.

(c) No Limit on Other Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment.  Participation in the Plan shall not be construed as giving a Participant the right to be retained as an employee of the Company, nor will it affect in any way the right of the Company to terminate a Participant’s employment at any time, with or without cause.

(e) No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income tax treatment, will be applicable, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

(f) Government and Other Regulations.  The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

(g) Indemnification.  The Company shall indemnify and hold harmless each member of the Board or the Committee and other persons connected with the Plan in any capacity, including, but not limited to, the employees and directors of the Company performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.

(h) Governing Law; Venue.  The validity and construction of the Plan and all determinations made and actions taken pursuant hereto, to the extent that federal laws do not control, will be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws. Any action arising under or related to the Plan shall be subject to the jurisdiction and venue of the courts located in Monroe County, New York.

(i) Severability.  If any provision of the Plan is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan under any law deemed applicable by the Committee, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

(j) References.  Unless otherwise indicated, all references to “Sections” contained herein are references to Sections of this Plan.

(k) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l) Gender and Number.  As used herein, and as appropriate to the context, the masculine pronoun shall include the feminine and the neuter, and the single shall include the plural.

* * * * *

Graham Corporation

                   WO#
                  73082

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” THE PROPOSALS LISTED BELOW.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHOLD FOR ALL	FOR ALL EXCEPT (see instruction below)			FOR	AGAINST	ABSTAIN

1.	Election of Directors Nominees: 01 Jerald D. Bidlack to serve until 2013 02 James J. Malvaso to serve until 2013	☐	☐	☐	2.	Ratification and approval of the Graham Corporation Employee Stock Purchase Plan.	☐	☐	☐

					3.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.	☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name in the space provided below.					4.	In their discretion, to vote upon all other matters as may be properly brought before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted: (I) FOR the two director nominees; (II) FOR the proposal to ratify and approve the Graham Corporation Employee Stock Purchase Plan; and (III) FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

To help our preparation for the meeting, please check here if you plan to attend.	☐

Please sign exactly as name(s) appears on this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may, of course, vote in person. The space below may be used for any questions or comments you may have.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on July 29, 2010:
The proxy statement and annual report to stockholders are available at: www.graham-mfg.com/proxy.
For directions on how to attend the annual meeting and vote in person, please review the “Proxy Cards and Voting” and “Revocability of Proxies” sections of the proxy statement that accompanies this proxy.

▼ FOLD AND DETACH HERE ▼

PROXY 2010
GRAHAM CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND
EACH MATTER TO BE VOTED ON AT THE ANNUAL MEETING HAS BEEN PROPOSED BY THE
BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby appoints Jerald D. Bidlack and James R. Lines, or either of them, each with power of substitution, as proxies to attend the Annual Meeting of Stockholders of Graham Corporation to be held at the Hampton Inn, 4360 Commerce Drive, Batavia, New York 14020, on July 29, 2010 at 11:00 a.m., Eastern Time, and any adjournment thereof, and to vote in accordance with the following instructions the number of shares the undersigned would be entitled to vote if personally present at such meeting:
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE: (I) FOR THE TWO DIRECTOR NOMINEES; (II) FOR THE PROPOSAL TO RATIFY AND APPROVE THE GRAHAM CORPORATION EMPLOYEE STOCK PURCHASE PLAN; AND (III) FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2011.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES
(Mark the corresponding box on the reverse side)	P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

WO#
73082

Graham Corporation Employee Benefits Committee
June 14, 2010
Dear Plan Accountholder:
The Employee Stock Ownership Plan of Graham Corporation (the “ESOP”) has a related trust (the “ESOP Trust”) which owns common stock of Graham Corporation (“Graham”). GreatBanc Trust Company, as trustee of the ESOP, is a stockholder of Graham and may vote on matters presented for stockholder action at Graham’s 2010 Annual Meeting of Stockholders scheduled to be held on July 29, 2010, or at any adjournment of the meeting (“Annual Meeting”).
The ESOP Trust provides that in casting its vote at the Annual Meeting, the ESOP trustee is to follow directions given by Graham’s Employee Benefits Committee (“Committee”). The Committee in turn follows instructions provided by participants, former participants and beneficiaries of deceased former participants with respect to the Graham common stock allocated to their accounts in the ESOP as of June 7, 2010.
The records for the ESOP indicate that you are among the individuals who may give voting instructions. You may give your instructions by completing and signing the enclosed Confidential Voting Instruction Card (“Instruction Card”) and returning it in the envelope provided to First Niagara Benefits Consulting, which maintains the records for the ESOP. The Instruction Card lets you give instructions for each matter expected to be presented for stockholder action at the Annual Meeting. The Committee expects First Niagara Benefits Consulting to tabulate the instructions given on a confidential basis and to provide the Committee with only the final results of the tabulation. The final results will be used in directing the ESOP trustee.
The voting of the common stock held by the ESOP Trust is subject to legal requirements under the Employee Retirement Income Security Act of 1974, as amended. The Committee, in consultation with its legal advisors, considers these requirements in establishing voting instruction procedures and directing the ESOP trustee how to vote. The remainder of this letter describes the voting procedures that the Committee expects to follow for the Annual Meeting.
How your voting instructions count depends on whether it was anticipated that the matter being voted upon would be presented for stockholder action at the Annual Meeting; if you had an interest in the ESOP Trust on the record date for the Annual Meeting; and how large your interest was, as follows:

Anticipated Proposals
In general, the ESOP trustee will be directed to vote the number of shares of Graham common stock (if any) held by the ESOP Trust and allocated as of June 7, 2010 to your individual account under the ESOP according to the instructions specified on the reverse side of the Instruction Card. The Instruction Card shows the number of shares of Graham common stock allocated to your individual account under the ESOP Trust as of June 7, 2010. If you do not file the Instruction Card by July 22, 2010, the ESOP trustee will be directed to vote the shares allocated to your account in accordance with the percentage of shares voted FOR, AGAINST, ABSTAIN, or WITHHOLD, as the case may be, with respect to shares allocated to the accounts of others in the ESOP.
Unanticipated Proposals
It is possible, although unlikely, that proposals other than those specified on the Instruction Card will be presented for stockholder action at the Annual Meeting. If this should happen, the ESOP trustee will be instructed to vote upon such matters in its discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.
Your interest in the ESOP Trust offers you the opportunity to participate in decisions that affect Graham’s future, and we encourage you to take advantage of such opportunity. To help you decide how to complete the Instruction Card, enclosed is a copy of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report that are being furnished to all holders of Graham common stock in connection with the Annual Meeting. Please complete, sign and return your Instruction Card today. Your instructions are important regardless of the size of your interest in the ESOP Trust.
If you have questions regarding the terms of the ESOP, or how to complete the Instruction Card, please call Jeffrey Glajch, Vice President — Finance & Administration and Chief Financial Officer at (585) 343-2216.
Sincerely,
The Employee Benefits Committee of Graham Corporation
Enclosures

GRAHAM CORPORATION
CONFIDENTIAL VOTING INSTRUCTION CARD
This Instruction is solicited by the Employee Benefits Committee of Graham Corporation
as a named fiduciary for the
EMPLOYEE STOCK OWNERSHIP PLAN OF GRAHAM CORPORATION (the “Plan”)
for the Annual Meeting of Stockholders to be held on July 29, 2010
          The undersigned Participant, Former Participant or Beneficiary of a deceased Former Participant in the Plan (the “Instructor”) hereby provides the voting instructions hereinafter specified to the Employee Benefits Committee of Graham Corporation (the “Committee”), which instructions shall be taken into account in directing the Trustee of the Plan to vote, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock (the “Shares”) of Graham Corporation (the “Corporation”) which are held by the Trustee of the Plan, in its capacity as Trustee, as of June 7, 2010 (the “Record Date”) at the Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) to be held at the Hampton Inn, 4360 Commerce Drive, Batavia, New York 14020, on July 29, 2010 at 11:00 a.m., Eastern Time, or at any adjournments thereof.
          As to the nominees and proposals listed on the reverse side hereof and as more particularly described in the accompanying letter from the Committee dated June 14, 2010, the Committee will give voting directions to the Trustee of the Plan. Such directions will reflect the voting instructions filed by the Instructor on this Confidential Voting Instruction Card, in the manner described in such letter from the Committee.
          As to other matters which may properly come before the Annual Meeting, the Trustee will be instructed to vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.
          The instructions set forth on the reverse side hereof will be taken into account as described above in directing the Trustee of the Plan how to vote the Shares of the Corporation held by it as of the Record Date in its capacity as Trustee, provided this card is received by First Niagara Benefits Consulting by July 22, 2010.
Please mark, sign and date this voting instruction card on the reverse side and return it in the enclosed envelope.

IF THIS VOTING INSTRUCTION CARD IS SIGNED BUT NO DIRECTION IS GIVEN, THIS VOTING INSTRUCTION CARD WILL BE DEEMED TO INSTRUCT VOTES “FOR” THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.

ESOP COMMON (as of 6/7/10)	PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

The Board of Directors recommends a vote “FOR” the election of the director nominees and “FOR” Proposals 2 and 3.

1.	Election of Directors for a three-year term			3.	Ratification of the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending March 31, 2011.
		FOR	WITHHOLD
	Jerald D. Bidlack	☐	☐		FOR	AGAINST	ABSTAIN
	James J. Malvaso	☐	☐		☐	☐	☐

2.	Ratification and approval of the Graham Corporation Employee Stock Purchase Plan.			4.	In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Important notice regarding the availability of proxy materials for the annual meeting of stockholders to be held on July 29, 2010:
The proxy statement and annual report to stockholders are available at www.graham-mfg.com/proxy.
The undersigned hereby instructs the Committee to direct the Trustee of the Plan to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt of the letter from the Committee dated June 14, 2010, the Notice of Annual Meeting of Stockholders of Graham Corporation and Proxy Statement for the Annual Meeting dated June 14, 2010.

Date

Signature

Signature

Please sign exactly as your name appears on this instruction. Each owner of shares held jointly must sign this voting instruction card. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies must be signed by an authorized officer.